                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                  JUNE 1, 1999

                                  BY AND AMONG





                                7TH LEVEL, INC.,

                          7TH LEVEL MERGER CORPORATION

                                       AND

                              VIAGRAFIX CORPORATION

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I
         THE MERGER...............................................................................................2
         SECTION 1.01. Filing of Certificate of Merger; Effective Time............................................2
         SECTION 1.02. Effects of the Merger......................................................................2
         SECTION 1.03.  Conversion of Securities..................................................................2
         SECTION 1.04.  Exchange Procedures.......................................................................3
         SECTION 1.05.  DIVIDENDS AND DISTRIBUTIONS...............................................................4
         SECTION 1.06.  No Fractional Shares......................................................................5
         SECTION 1.07.  No Liability..............................................................................5

ARTICLE II
         THE CLOSING..............................................................................................5
         SECTION 2.01. Closing....................................................................................5

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF 7TH LEVEL..............................................................6
         SECTION 3.01.  Organization of 7th Level; Authority......................................................6
         SECTION 3.02.  Capitalization............................................................................6
         SECTION 3.03.  Subsidiaries..............................................................................7
         SECTION 3.04.  No Violation; Consents and Approvals......................................................8
         SECTION 3.05.  7th Level SEC Documents...................................................................8
         SECTION 3.06.  Financial Statements......................................................................9
         SECTION 3.07.  Absence of Certain Changes or Events......................................................9
         SECTION 3.08.  Absence of Undisclosed Liabilities.......................................................11
         SECTION 3.09.  Personal Property........................................................................11
         SECTION 3.10.  Real Property............................................................................12
         SECTION 3.11.  Intellectual Property....................................................................13
         SECTION 3.12.  Litigation...............................................................................14
         SECTION 3.13.  Employee Benefit Plans...................................................................14
         SECTION 3.14.  Taxes....................................................................................17
         SECTION 3.15.  Contracts and Commitments................................................................20
         SECTION 3.16.  Compliance with Laws.....................................................................22
         SECTION 3.17.  Insurance................................................................................22
         SECTION 3.18.  Labor Matters............................................................................22
         SECTION 3.19.  Environmental Matters....................................................................23
         SECTION 3.20.  Transactions with Affiliates.............................................................24
         SECTION 3.21.  Brokers..................................................................................24
         SECTION 3.22.  Certain Agreements.......................................................................24
         SECTION 3.23.  Absence of Certain Commercial Practices..................................................25

         SECTION 3.24.  Year 2000 Issues.........................................................................25
         SECTION 3.25.  Books and Records........................................................................26
         SECTION 3.26.  Opinion of Financial Advisor.............................................................26
         SECTION 3.27.  Takeover Statutes........................................................................26

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF VIAGRAFIX.............................................................26
         SECTION 4.01.  Organization of ViaGrafix; Authority.....................................................26
         SECTION 4.02.  Capitalization...........................................................................27
         SECTION 4.03.  Subsidiaries.............................................................................27
         SECTION 4.04.  No Violation; Consents and Approvals.....................................................28
         SECTION 4.05.  ViaGrafix SEC Documents..................................................................28
         SECTION 4.06.  Financial Statements.....................................................................29
         SECTION 4.07.  Absence of Certain Changes or Events.....................................................29
         SECTION 4.08.  Absence of Undisclosed Liabilities.......................................................31
         SECTION 4.09.  Personal Property........................................................................31
         SECTION 4.10.  Real Property............................................................................31
         SECTION 4.11.  Intellectual Property....................................................................33
         SECTION 4.12.  Litigation...............................................................................34
         SECTION 4.13.  Employee Benefit Plans...................................................................34
         SECTION 4.14.  Taxes....................................................................................37
         SECTION 4.15.  Contracts and Commitments................................................................39
         SECTION 4.16.  Compliance with Laws.....................................................................41
         SECTION 4.17.  Insurance................................................................................41
         SECTION 4.18.  Labor Matters............................................................................41
         SECTION 4.19.  Environmental Matters....................................................................42
         SECTION 4.20.  Transactions with Affiliates.............................................................43
         SECTION 4.21.  Brokers..................................................................................43
         SECTION 4.22.  Certain Agreements.......................................................................43
         SECTION 4.23.  Absence of Certain Commercial Practices..................................................44
         SECTION 4.24.  Year 2000 Issues.........................................................................44
         SECTION 4.25.  Books and Records........................................................................44
         SECTION 4.26.  Opinion of Financial Advisor.............................................................45
         SECTION 4.27.  Takeover Statutes........................................................................45

ARTICLE V
         COVENANTS RELATING TO CONDUCT OF
         BUSINESS PENDING THE MERGER.............................................................................45
         SECTION 5.01.  Ordinary Course..........................................................................45
         SECTION 5.02.  Governing Documents......................................................................45
         SECTION 5.03.  Issuance of Securities...................................................................45
         SECTION 5.04.  Dividends; Changes in Stock..............................................................46
         SECTION 5.05.  No Dispositions..........................................................................46

         SECTION 5.06. Change in Condition.......................................................................46
         SECTION 5.07.  No Action................................................................................46

ARTICLE VI
         ADDITIONAL AGREEMENTS...................................................................................47
         SECTION 6.01.  Preparation of Registration
         Statement on Form S-4 including Joint Proxy Statement...................................................47
         SECTION 6.02.  7th Level Stockholders Meeting...........................................................47
         SECTION 6.03.  ViaGrafix Stockholders Meeting...........................................................47
         SECTION 6.04.  Voting Agreements........................................................................48
         SECTION 6.05.  Access to Information....................................................................48
         SECTION 6.06.  No Shop; Acquisition Proposals...........................................................48
         SECTION 6.07.  Legal Conditions to Merger; Reasonable Efforts...........................................49
         SECTION 6.08.  Certain Filings..........................................................................50
         SECTION 6.09.  Public Announcements and Filings.........................................................50
         SECTION 6.10.  Tax Treatment............................................................................51
         SECTION 6.11.  ViaGrafix's Articles of Incorporation and By-Laws........................................51
         SECTION 6.12.  Tax Returns..............................................................................51
         SECTION 6.13.  Employment Agreements....................................................................51
         SECTION 6.14.  Options..................................................................................51

ARTICLE VII
         CONDITIONS OF THE MERGER................................................................................52
         SECTION 7.01.  Conditions to Each Party's Obligation to Effect the Merger...............................52
         SECTION 7.02.  Additional Conditions of Obligations of 7th Level........................................52
         SECTION 7.03.  Additional Conditions of Obligations of ViaGrafix........................................53

ARTICLE VIII
         TERMINATION.............................................................................................55
         SECTION 8.01.  Termination..............................................................................55
         SECTION 8.02.  Fees and Expenses........................................................................55

ARTICLE IX
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         INDEMNIFICATION.........................................................................................56
         SECTION 9.01.  Survival; Knowledge......................................................................56
         SECTION 9.02.  Indemnification..........................................................................57

ARTICLE X
         MISCELLANEOUS...........................................................................................59
         SECTION 10.01.  Notices.................................................................................59
         SECTION 10.02.  Amendment; Waiver.......................................................................60
         SECTION 10.03.  Successors and Assigns..................................................................60

         SECTION 10.04.  Governing Law...........................................................................60
         SECTION 10.05.  Counterparts; Effectiveness.............................................................60
         SECTION 10.06.  Entire Agreement; No Third Party Beneficiaries;
         Rights of Ownership.....................................................................................61
         SECTION 10.07.  Headings................................................................................61
         SECTION 10.08.  Severability............................................................................61

                                    EXHIBITS

Exhibit A                                                Certificate of Merger
Exhibit B                                              [Intentionally omitted]
Exhibit C                                              [Intentionally omitted]
Exhibit D                                                     Voting Agreement
Exhibit E                                           7th Level Voting Agreement


                                    SCHEDULES

7th Level Disclosure Schedule
ViaGrafix Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of June 1, 1999 (this "Agreement"), by and among 7th Level, Inc., a Delaware corporation ("7th Level"), 7th Level Merger Corporation, a Delaware corporation and wholly-owned subsidiary of 7th Level ("Merger Corporation") and ViaGrafix Corporation, an Oklahoma corporation ("ViaGrafix").

         WHEREAS, the boards of directors (and special committees thereof) of 7th Level, Merger Corporation and ViaGrafix, respectively, and 7th Level as the sole stockholder of Merger Corporation, have each approved, as being in the best interests of the respective corporations and their stockholders, the merger (the "Merger") of Merger Corporation with and into ViaGrafix, in accordance with the applicable provisions of the Oklahoma General Corporation Act (the "OGCA");

         WHEREAS, pursuant to the Merger, each outstanding share of common stock, $0.01 par value per share, of ViaGrafix ("ViaGrafix Common Stock") (except for shares of ViaGrafix Common Stock held by ViaGrafix, 7th Level, Merger Corporation and any other subsidiary of ViaGrafix or 7th Level), shall, in accordance with the provisions of this Agreement, be converted into 1.846 shares of 7th Level's common stock, $.01 par value per share ("7th Level Common Stock");

         WHEREAS, it is intended that the Merger shall be accounted for under the pooling method of accounting;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, 7th Level, Merger Corporation and ViaGrafix desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, this Agreement is intended to set forth the terms upon which Merger Corporation will merge with and into ViaGrafix;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01. FILING OF CERTIFICATE OF MERGER; EFFECTIVE TIME.

         Subject to the provisions of this Agreement, a certificate of merger in the form attached as EXHIBIT A hereto (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by ViaGrafix and thereafter delivered to the Secretary of State of the State of Oklahoma for filing as provided in the OGCA simultaneously with the Closing (as defined in Section 2.01). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma (the "Effective Time").

SECTION 1.02. EFFECTS OF THE MERGER.

                  (a) At the Effective Time and by virtue of the Merger, (i) the separate corporate existence of Merger Corporation shall cease and Merger Corporation shall be merged with and into ViaGrafix, and ViaGrafix shall be the surviving corporation (the "Surviving Corporation"); (ii) all of the issued and outstanding ViaGrafix Common Stock shall be converted as provided in Section 1.03; (iii) the articles of incorporation of ViaGrafix as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation; and (iv) the by-laws of ViaGrafix as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation.

                  (b) At and after the Effective Time, the corporate existence of ViaGrafix, with all its rights, privileges, powers and franchises of a public as well as of a private nature, shall continue unaffected and unimpaired by the Merger. The Merger shall have the effects specified in Section 1088 of the OGCA.

SECTION 1.03.  CONVERSION OF SECURITIES.

         As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

                  (a) each outstanding share of ViaGrafix Common Stock held by ViaGrafix or any ViaGrafix Subsidiary (as defined in Section 4.03), or that is owned by 7th Level or Merger Corporation or any other 7th Level Subsidiary (as defined in Section 3.03), shall be canceled without payment of any consideration therefor;

                  (b) each remaining outstanding share of ViaGrafix Common Stock shall be converted into 1.846 shares of 7th Level Common Stock (the "Conversion Ratio"). All such shares of ViaGrafix Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares of ViaGrafix Common Stock shall cease to have any rights with respect thereto, except the right to receive the number of shares of 7th Level Common Stock to be issued in consideration therefor upon surrender of such certificate in accordance with
Section 1.04, without interest.

                  (c) each share of capital stock of Merger Corporation that is issued and outstanding immediately prior to the Effective Time shall be canceled and be converted into one share of common stock of the Surviving Corporation, and each certificate evidencing ownership of any such shares of Merger Corporation shall thereupon evidence ownership of the same number of shares of the Surviving Corporation; and

                  (d) each stock option ("ViaGrafix Option") for ViaGrafix Common Stock that is outstanding prior to the Effective Time shall be exercisable for the number of shares of 7th Level Common Stock at the Conversion Ratio in accordance with the terms of ViaGrafix's stock option plan.

SECTION 1.04.  EXCHANGE PROCEDURES.

                  (a) As soon as practicable after the Effective Time, 7th Level shall mail to each ViaGrafix stockholder a letter of transmittal and instructions for use in effecting the surrender of certificates representing shares of ViaGrafix Common Stock outstanding immediately prior to the Effective Time (the "Certificates") in appropriate and customary form with such provisions as the board of directors of 7th Level after the Merger may reasonably specify. Upon surrender of a Certificate for cancellation to 7th Level, together with such letter of transmittal, duly and properly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of 7th Level Common Stock that such holder has a right to receive pursuant to the provisions of this Article I, together with any dividends and other distributions payable as provided in
Section 1.05 hereof, but subject to the payment of cash in lieu of fractional shares as provided in Section 1.06 hereof, and the Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.04, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, 7th Level Common Stock as contemplated by this Section 1.04, together with any dividends and other distributions payable as provided in Section 1.05 hereof, but subject to the payment of cash in lieu of fractional shares as provided in Section 1.06 hereof, and the holders thereof shall have no rights whatsoever as stockholders of 7th Level. Shares of 7th Level Common Stock issued in the Merger shall be issued, and be deemed to be outstanding, as of the Effective Time. 7th Level shall cause all such shares of 7th Level Common Stock issued pursuant to the Merger to be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  (b) If any certificate representing shares of 7th Level Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered or any payment in lieu of fractional shares pursuant to Section 1.06 hereof is to be paid other than to the registered holder of the Certificate so surrendered, it shall be a condition of such exchange and/or payment, as the case may be, that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange and/or payment, as the case may be, shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of 7th Level Common Stock in a name other than that of, and/or payment to a person other than, as the case may be, the registered holder of the Certificate so surrendered.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and upon the posting by such person of a bond in such amount as 7th Level may reasonably direct as an indemnity against any claim that may be made against it with respect to such Certificate, 7th Level will issue in respect of such lost, stolen or destroyed Certificate one or more certificates representing shares of 7th Level Common Stock as contemplated by this Section 1.04 (subject to the payment of cash in lieu of fractional shares in accordance with Section 1.06 hereof) and such person shall be entitled to the dividend and other distribution rights provided in Section 1.05 hereof.

                  (d) If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

                  (e) 7th Level shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for shares of 7th Level Common Stock (and dividends or distributions with respect to 7th Level Common Stock as contemplated by Section
1.05 hereof and cash in lieu of fractional shares in accordance with Section
1.06 hereof) such amount as 7th Level is required to deduct and withhold with respect to the making of such payment under the Code, or provisions of any state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

SECTION 1.05.  DIVIDENDS AND DISTRIBUTIONS.

         No dividends or other distributions declared or made with respect to 7th Level Common Stock with a record date on or after the Effective Time shall be paid to the holder of a Certificate entitled by reason of the Merger to receive certificates representing 7th Level Common Stock until such holder surrenders such Certificate as provided in Section 1.04 hereof. Upon such surrender, there shall be paid by 7th Level to the person in whose name certificates representing shares of 7th Level Common Stock shall be issued pursuant to the terms of this Article I (i) at the time of the surrender of such Certificate, the amount of any dividends and other distributions theretofore paid with respect to that number of whole shares of such 7th Level Common Stock represented by such surrendered Certificate pursuant to the terms of this
Article I, which dividends or other distributions had a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date, the amount of dividends and other distributions payable with respect to that number of whole shares of 7th Level Common Stock represented by such surrendered Certificate pursuant to the terms of this
Article I, which dividends or other distributions have a record date on or after the Effective Time and a payment date subsequent to such surrender.

SECTION 1.06.  NO FRACTIONAL SHARES.

                  (a) No certificate or scrip representing fractional shares of 7th Level Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of 7th Level.

                  (b) On surrender of the Certificates, 7th Level shall pay to holders of ViaGrafix Common Stock in lieu of any fractional share interests, cash in an amount equal to such fraction of a share of 7th Level Common Stock multiplied by the Closing Price. "Closing Price" means the average of the closing prices of the 7th Level Common Stock, as reported in The Wall Street Journal, Eastern Edition, for each of the twenty consecutive Trading Days immediately preceding the third Trading Day prior to the date of the mailing of the Proxy Statement (as hereinafter defined). "Trading Day" means a day on which trading is conducted on the Nasdaq Stock Market ("Nasdaq").

SECTION 1.07.  NO LIABILITY.

         Neither 7th Level nor ViaGrafix shall be liable to any holder of shares of ViaGrafix Common Stock or 7th Level Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE II
                                   THE CLOSING

SECTION 2.01. CLOSING.

         Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") shall take place as soon as possible after all of the conditions set forth in Article VII are satisfied or, to the extent permitted thereunder, waived, at the offices of Swidler Berlin Shereff Friedman, LLP, located at 919 Third Avenue, New York, New York, or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF 7TH LEVEL

         Except as set forth in the applicable section of the disclosure schedule delivered by 7th Level to ViaGrafix prior to the execution of this Agreement (the "7th Level Disclosure Schedule"), 7th Level represents and warrants to ViaGrafix as follows:

SECTION 3.01.  ORGANIZATION OF 7TH LEVEL; AUTHORITY.

         7th Level is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and corporate authority to enter into this Agreement and the Employment Agreements (as hereinafter defined) (collectively, the "Transaction Documents"), to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of stockholder approval, the execution, delivery and performance by 7th Level of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of 7th Level, including, without limitation the approval of the board of directors of 7th Level (other than Stephen Gott). The Transaction Documents have been duly executed and delivered by 7th Level and, assuming that the Transaction Documents constitute a valid and binding obligation of ViaGrafix, constitutes a valid and binding obligation of 7th Level, enforceable against 7th Level in accordance with its terms, except as may be limited by (i) bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally and (ii) the availability of equitable remedies. 7th Level is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a 7th Level Material Adverse Effect (as defined in Section 3.07). 7th Level has heretofore delivered or made available to ViaGrafix complete and correct copies of the certificate of incorporation and by-laws of 7th Level, the minute books and stock transfer records of 7th Level, as in effect as of the date of this Agreement.

SECTION 3.02.  CAPITALIZATION.

         The authorized capital stock of 7th Level consists of 100,000,000 shares of 7th Level Common Stock and 100,000 shares of preferred stock, $.01 par value per share (the "7th Level Preferred Stock," and together with the 7th Level Common Stock, the "7th Level Capital Stock"), of which 32,554,859 shares of 7th Level Common Stock (as reported by 7th Level's transfer agent) and 21,661 shares of 7th Level Preferred Stock (as reported by 7th Level's transfer agent) are outstanding on the date hereof. Except as set forth in Section 3.02 of the 7th Level Disclosure Schedule, no other shares of any other class or series of 7th Level Capital Stock or securities exercisable or convertible into or exchangeable for 7th Level Capital Stock ("7th Level Capital Stock Equivalents") are authorized, issued or outstanding. The outstanding shares of 7th Level Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. Except as set forth in Section 3.02 of the 7th Level Disclosure Schedule, there are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, and, to 7th Level's knowledge, voting or transfer of any shares, whether issued or unissued, of 7th Level Capital Stock, 7th Level Capital Stock Equivalents or other securities of 7th Level. On the Closing Date, the shares of 7th Level Common Stock for which shares of ViaGrafix Common Stock shall be exchanged in the Merger will have been duly authorized and, when issued and delivered in accordance with this Agreement, such shares of 7th Level Common Stock, will be validly issued, fully paid and nonassessable. 7th Level will file a Nasdaq Notification Form for listing of Additional Shares with respect to all of the shares of 7th Level Common Stock issuable in the Merger before the Closing.

SECTION 3.03.  SUBSIDIARIES.

         Section 3.03 of the 7th Level Disclosure Schedule contains a list of the name of each subsidiary of 7th Level (each such corporation, partnership or other entity being referred to herein as a "7th Level Subsidiary"). Section 3.03 of the 7th Level Disclosure Schedule sets forth, with respect to each 7th Level Subsidiary, its type of entity, the jurisdiction of its organization, its authorized and outstanding capital stock, partnership interests or equivalent ownership interests and 7th Level's current ownership of such shares or interests. Except as set forth in Section 3.03 of the 7th Level Disclosure Schedule, each of the outstanding shares of capital stock of each of the 7th Level Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by 7th Level or another 7th Level Subsidiary free and clear of all liens, claims, encumbrances, options, pledges and security interests ("Liens") and were not issued in violation of, nor subject to, any preemptive, subscription or similar rights. Except as set forth in Section 3.03 of the 7th Level Disclosure Schedule, there are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, to 7th Level's knowledge, voting or transfer of any shares, whether issued or unissued, of any 7th Level Subsidiary. Except as set forth in Section 3.03 of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries do not own any equity interests in any person. Each 7th Level Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business. Merger Corporation was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

SECTION 3.04.  NO VIOLATION; CONSENTS AND APPROVALS.

         Except as set forth in Section 3.04 of the 7th Level Disclosure Schedule, the execution and delivery by 7th Level of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any provision of the certificate of incorporation or by-laws of 7th Level, (b) any judgment, order, injunction or decree (an "Order"), or statute, law, ordinance, rule or regulation ("Applicable Law") applicable to 7th Level or any 7th Level Subsidiary or the property or assets of 7th Level or any 7th Level Subsidiary, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of 7th Level or any 7th Level Subsidiary under, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation ("Contracts") to which 7th Level or any 7th Level Subsidiary is a party or by which 7th Level or any 7th Level Subsidiary or any assets of 7th Level or any 7th Level Subsidiary may be bound, except in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a 7th Level Material Adverse Effect. Except as set forth in Section
3.04 of the 7th Level Disclosure Schedule, and except for filings, permits, authorizations and approvals as may be required under the Securities Act of 1933, as amended (the "Securities Act"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent, approval, order or authorization of, or registration, declaration or filing with ("Governmental Approval"), any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign ("Governmental Authority"), is required to be obtained or made by or with respect to 7th Level or any 7th Level Subsidiary in connection with the execution and delivery of this Agreement or the consummation by 7th Level of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have a 7th Level Material Adverse Effect.

SECTION 3.05.  7TH LEVEL SEC DOCUMENTS.

         7th Level has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to ViaGrafix, true and complete copies of, each report, schedule, registration statement, definitive proxy statement and other document required to be filed by it since January 1, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "7th Level SEC Documents"). As of their respective dates, the 7th Level SEC Documents, (i) conformed, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.06.  FINANCIAL STATEMENTS.

         Except as set forth in Section 3.06 of the 7th Level Disclosure Schedule, the financial statements of 7th Level included or incorporated by reference in the 7th Level SEC Documents (collectively, the "7th Level Financial Statements"), (a) fairly present in all material respects (subject, in the case of the unaudited statements, to normal recurring audit adjustments), the consolidated financial condition and the results of operations and cash flows of 7th Level and the 7th Level Subsidiaries as of the dates and for the periods indicated (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and other adjustments described therein) and (b) have been prepared in accordance with the rules and regulations of the SEC and generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved, except as disclosed therein and in the notes thereto and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC.

SECTION 3.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as set forth in Section 3.07 of the 7th Level Disclosure Schedule or for the transactions contemplated by this Agreement, since March 31, 1999, (i) 7th Level and the 7th Level Subsidiaries have operated their businesses solely in the ordinary course of business consistent with past practices, and (ii) without limiting the generality of clause (i), neither 7th Level nor any 7th Level Subsidiary has:

         (a) created, incurred, assumed or guaranteed any indebtedness for borrowed money (including, without limitation, obligations in respect of capital leases), other than borrowings and issuances of letters of credit in the ordinary course of business and consistent with past practice;

         (b) issued, sold or delivered, redeemed or purchased, any shares of 7th Level Capital Stock or any 7th Level Capital Stock Equivalents, or granted or entered into any options, warrants, rights, agreements or commitments with respect to the issuance of 7th Level Capital Stock or 7th Level Capital Stock Equivalents, or amended any terms of any such securities or agreements;

         (c) declared, set aside or paid any dividends or other distributions in respect of 7th Level Capital Stock;

         (d) increased the rate of compensation or benefits of, or paid or agreed to be paid any benefit to (including, but not limited to severance or termination pay), present or former directors, officers or employees, except as may be required by any existing 7th Level Plan (as defined in Section 3.13), agreement or arrangement disclosed to ViaGrafix prior to the date hereof or to employees who are not officers in accordance with 7th Level's ordinary course of business consistent with past practice;

         (e) entered into, adopted, terminated or amended any 7th Level Plan, employment or severance agreement or any plan, agreement, program, policy, trust, fund or other arrangement that would be a 7th Level Plan if it were in existence as of the date of this Agreement, except as required by law;

         (f) sold, leased, transferred, or otherwise disposed of any properties or assets, real, personal or mixed, which have an aggregate book value in excess of $100,000 or mortgaged or encumbered any properties or assets, whether real or personal, which have an aggregate book value in excess of $100,000;

         (g) acquired or agreed to acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquired or agreed to acquire any assets which are material, individually or in the aggregate, to 7th Level and the 7th Level Subsidiaries;

         (h) entered into, modified, amended or terminated any lease of 7th Level Real Property (as defined in Section 3.10) (except modifications or amendments in connection with renewals of leases in the ordinary course of business) or any other 7th Level Material Contract (as defined in Section 3.15);

         (i) waived or released any rights of material value, or canceled, compromised, released or assigned any material indebtedness owed to it or any material claims held by it;

         (j) canceled or terminated any insurance policy naming it as a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

         (k) effectuated a "plant closing" or "mass layoff" (as those terms are defined under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act")) affecting in whole or in part any site of employment, facility, operating unit or employees of 7th Level or any 7th Level Subsidiary;

         (l) amended its certificate of incorporation or by-laws;

         (m) changed any of its accounting principles, methods or practices; or

         (n) agreed, whether in writing or otherwise, to do any of the foregoing; and

(iii) there have occurred no changes, events or effects which, individually or in the aggregate, would have a 7th Level Material Adverse Effect. As used in this Agreement, any reference to any event, change or effect having a "7th Level Material Adverse Effect" means an event, change or effect, individually or in the aggregate with other events, changes or effects, is materially adverse to
(a) the business, properties, prospects, financial condition or results of operations of

7th Level and the 7th Level Subsidiaries taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which 7th Level is engaged generally) or (b) the ability of 7th Level to consummate the transactions contemplated hereby.

SECTION 3.08.  ABSENCE OF UNDISCLOSED LIABILITIES.

         Since March 31, 1999, neither 7th Level nor any of the 7th Level Subsidiaries has incurred any liabilities of any nature, whether or not accrued, absolute, contingent or otherwise that would be reasonably likely to cause a 7th Level Material Adverse Effect, or be required to be reflected on, or disclosed or reserved against in, a consolidated balance sheet of 7th Level or in the notes thereto prepared in accordance with GAAP consistently applied other than liabilities and obligations that were (i) so reserved on, or disclosed or reflected in the consolidated balance sheet of 7th Level as of (x) December 31, 1998 and the notes thereto, included in the Annual Report on Form 10-K for the year then ended, or (y) March 31, 1999, included in the Quarterly Report on Form 10-Q for the three months then ended, (ii) incurred in connection with this Agreement, or (iii) incurred in the ordinary course of business.

SECTION 3.09.  PERSONAL PROPERTY.

         (a) Except as set forth in Section 3.09(a) of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries have good and valid title to all of their personal property, whether tangible or intangible, owned by them, and a valid and enforceable right to use all personal property leased by or licensed to them (the "Personal Property"), in each case, free and clear of all Liens, imperfections of title or encumbrances of any nature whatsoever, other than (i) mechanics', carriers', workmen's, repairmen's or similar Liens arising or incurred in the ordinary course of business, (ii) Liens for taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith and (iii) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances, individually or in the aggregate, do not materially impair the use or value of the property to which they relate (the Liens, imperfections of title and encumbrances described in clauses (i), (ii) and (iii) above are hereinafter referred to collectively as the "Permitted Liens").

         (b) Except as set forth in Section 3.09(b) of the 7th Level Disclosure Schedule, all material tangible items of Personal Property necessary for the operation or conduct of the businesses of 7th Level and the 7th Level Subsidiaries as currently conducted are in reasonably good maintenance, operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of business.

         (c) Except as set forth in Section 3.09(c) of the 7th Level Disclosure Schedule, the accounts receivable reflected on the 7th Level Financial Statements are valid receivables arising in the ordinary course of business and not subject to any valid counterclaims or setoffs, except for products returned or exchanged in 7th Level's ordinary course of business for which there has been or will have been a reserve established consistently with past practice.

SECTION 3.10.  REAL PROPERTY.

         (a) As used in this Agreement, the term "7th Level Real Property" shall mean all real property and interests in real property leased by 7th Level or any 7th Level Subsidiary. Section 3.10(a) of the 7th Level Disclosure Schedule lists all 7th Level Real Property. 7th Level owns no real property. Except as set forth in Section 3.10(a) of the 7th Level Disclosure Schedule, the 7th Level Real Property constitutes all of the real property and interests in real property used in the conduct of the businesses of 7th Level and the 7th Level Subsidiaries.

         (b) As used in this Agreement, the term "7th Level Real Estate Permitted Liens" shall mean:

                  (i) All building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such governmental authority affecting the 7th Level Real Property;

                  (ii) All easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other similar matters which do not materially impair the use of the 7th Level Real Property to which they relate;

                  (iii) All electric power, telephone, gas, sanitary sewer, storm sewer, water, steam, compressed air and other utility lines, pipelines, service lines and similar facilities now located on, over or under the 7th Level Real Property, and all licenses, easements, flowage rights, rights-of-way and other similar agreements relating thereto granted in the ordinary course of business; and

                  (iv) All existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the 7th Level Real Property.

         (c) Except as set forth in Section 3.10(c) of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries have, to 7th Level's knowledge, valid leasehold interests in all 7th Level Real Property leased by them, in each case, free and clear of all mortgages, Liens, security interests, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature created by 7th Level, except for Permitted Liens and 7th Level Real Estate Permitted Liens which, individually or in the aggregate, would not have a 7th Level Material Adverse Effect.

         (d) To 7th Level's knowledge and except as set forth in Section 3.10(d) of the 7th Level Disclosure Schedule, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the 7th Level Real Property.

         (e) To 7th Level's knowledge and except as set forth in Section 3.10(e) of the 7th Level Disclosure Schedule, all of the 7th Level Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and there are no facts which would prevent the 7th Level Real Property from being occupied after the Closing Date in the same manner as before.

         (f) To 7th Level's knowledge and except as set forth in Section 3.10(f) of the 7th Level Disclosure Schedule, all improvements on the 7th Level Real Property were constructed in compliance with all applicable federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such property, except where the failure to be in compliance would not, individually or in the aggregate, impair the value or interfere with the present use of such 7th Level Real Property or otherwise impair business operations.

         (g) To 7th Level's knowledge and except as set forth in Section 3.10(g) of the 7th Level Disclosure Schedule, all improvements on the 7th Level Real Property and the present use and conditions thereof do not violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the 7th Level Real Property, other than those which are transferable with the 7th Level Real Property, are required by any governmental agency having jurisdiction over the 7th Level Real Property.

         (h) To 7th Level's knowledge and except as set forth in Section 3.10(h) of the 7th Level Disclosure Schedule, all improvements on the 7th Level Real Property are structurally sound in all material respects and in reasonably good maintenance and repair, normal wear and tear excepted.

SECTION 3.11.  INTELLECTUAL PROPERTY.

         (a) Section 3.11(a) of the 7th Level Disclosure Schedule sets forth a complete list of all material registered patents, trademarks, trade names, service marks, assumed names, copyrights and all applications therefor (collectively, the "Industrial Property") owned, filed or licensed by 7th Level or any 7th Level Subsidiary and, with respect to registered trademarks, all jurisdictions in which such trademarks are registered.

         (b) As used in this Agreement, "Intellectual Property" shall mean Industrial Property and inventions, invention studies (whether patentable or unpatentable), designs, copyrights, mask works, trade dress, secret formulae, trade secrets, secret processes, computer programs and know-how. Except as set forth in Section 3.11(b) of the 7th Level Disclosure Schedule, (i) to 7th Level's knowledge, the consummation of the transactions contemplated by this Agreement will not materially impair any right to use any of its Intellectual Property, (ii) except as would not have a 7th Level Material Adverse Effect, all Intellectual Property owned by 7th Level or any 7th Level Subsidiary is owned by 7th Level or such 7th Level Subsidiary free and clear of all Liens, (iii) except as would not have a 7th Level Material Adverse Effect, 7th Level and the 7th Level Subsidiaries own or have the right to use all of the Intellectual Property used in the conduct of their businesses, and (iv) no claims have been asserted of which 7th Level or any 7th Level Subsidiary has been given written notice by any person with respect to the ownership or use by 7th Level or any 7th Level Subsidiary of the Intellectual Property, except those claims (if any) which, if adversely determined, would not have a 7th Level Material Adverse Effect.

SECTION 3.12.  LITIGATION.

         Except as set forth in Section 3.12 of the 7th Level Disclosure Schedule, there are no claims, actions, suits, investigations or proceedings pending, or, to the knowledge of 7th Level, threatened in writing against or affecting 7th Level, any 7th Level Subsidiary or their respective assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, which, if adversely determined, would have a 7th Level Material Adverse Effect. Except as set forth in Section 3.12 of the 7th Level Disclosure Schedule, 7th Level has not received any notice that 7th Level, any 7th Level Subsidiary or any of their respective assets is subject to any material decree, order or judgment.

SECTION 3.13.  EMPLOYEE BENEFIT PLANS.

         (a) Section 3.13(a) of the 7th Level Disclosure Schedule sets forth an accurate and complete list of each bonus or incentive compensation arrangement involving payment of $10,000 or more per annum to one person, deferred compensation, excess benefit, pension, retirement, profit sharing, stock bonus, thrift, stock option, stock ownership, stock appreciation right, stock purchase, foreign employee benefit, cafeteria, life insurance, survivor or death benefit, sickness or accident, business travel accident, health, medical, dental, vision, hospitalization, savings, holiday, vacation, salary continuation, severance pay, change of control payments, sick pay, leave of absence, disability, tuition reimbursement, service award, dependent care assistance, legal assistance, fringe benefit (cash and non-cash) or any other employee or executive benefit plan, contract, agreement, practice, policy or arrangement, including, without limitation, any such plan, contract, agreement, practice, policy or arrangement which is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which benefits, covers or relates to any current or former employee, director, consultant, independent contractor, or officer of 7th Level or any 7th Level

Subsidiary (each such plan, contract, agreement, practice, policy or arrangement is hereinafter referred to individually as a "7th Level Plan" and collectively as the "7th Level Plans").

         (b) With respect to each 7th Level Plan, 7th Level has delivered to ViaGrafix a current, accurate and complete copy of such plan (or, to the extent no such copy exists, an accurate description thereof) and, to the extent applicable to each such plan, a copy of: (i) any trust agreement or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any oral communications) by 7th Level or the applicable 7th Level Subsidiary to its employees concerning the extent of the benefits provided under such plan; and
(iv) for the most recent plan year of such plan (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

         (c) Neither 7th Level nor any 7th Level Subsidiary is contributing, or has in the past contributed to, nor has incurred any liability in respect of, any multiemployer plan within the meaning of Section 3(3) of ERISA, any multiple employer plan described in Section 413(c) of the Code or any multiple employer welfare plan within the meaning of Section 3(40) of ERISA.

         (d) Except as set forth in Section 3.13(d) of the 7th Level Disclosure Schedule, (i) for each 7th Level Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, (A) the plan is so qualified, (B) 7th Level, or the applicable 7th Level Subsidiary, has obtained a favorable determination letter from the Internal Revenue Service (the "IRS") to such effect, and such plan has been timely amended to reflect any provisions which the IRS required to be included in such plan as a condition to issuing such determination letter, (C) nothing has occurred, whether by action or inaction, that could reasonably be expected to cause the loss of such qualification, and
(D) to the knowledge of 7th Level, or the applicable 7th Level Subsidiary, such determination letter has not been revoked by the IRS nor has the IRS given any written notice to 7th Level, or the applicable 7th Level Subsidiary, that it intends to revoke such determination letter, (ii) each 7th Level Plan, other than a plan described in (i), that is intended to qualify for special tax treatment under any provision of the Code is, and at all times since its inception has been, in compliance with all conditions necessary for such plan to so qualify, (iii) all returns, reports, notices and other documents required to be filed with the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency, or distributed to plan participants or beneficiaries (including, but not limited to, annual reports in the 5500 series, summary annual reports and tax returns) with respect to each 7th Level Plan have been timely filed or distributed, (iv) each 7th Level Plan is in compliance in all material respects with (a) the terms and the applicable governing document thereof and (b) the applicable requirements prescribed by all statues, orders or governmental rules or regulations currently in effect with respect to such plan, including, but not limited to, ERISA and the Code, (v) all contributions to each 7th Level Plan (including both employee and employer contributions) which are required to have been made, whether by virtue of the terms of the particular plan or by operation of law, have been made by the due date thereof (including all applicable extensions), and all contributions to the 7th Level Plans which are not yet due but which relate to periods which began prior to the Closing Date have either been paid or have been appropriately reflected by 7th Level as an accrued liability in its Financial Statements, (vi) no 7th Level Plan that is a funded pension plan and no trust established thereunder has any accumulated funding deficiency within the meaning of Section 302(a) of ERISA or Section 412 of the Code (whether or not waived), (vii) no reportable event within the meaning of Section 4043 of ERISA (other than any such event for which the notice requirement has been waived by the regulations under Section 4043 of ERISA) or "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred, and no material tax has been imposed pursuant to Section 4975 or Section 4976 of the Code, with respect to any 7th Level Plan, (viii) no governmental agency, including the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation (the "PBGC"), has initiated an examination or audit, or, to the knowledge of 7th Level or any 7th Level Subsidiary, an investigation of a 7th Level Plan which has not been completed, (ix) neither 7th Level nor any 7th Level Subsidiary has incurred any liability to the PBGC, or has had any penalty or Lien imposed on it in favor of the PBGC, with respect to any 7th Level Plan which is subject to Title IV of ERISA other than liability for routine premiums for which adequate provision has been made in the 7th Level Financial Statements in accordance with GAAP and (x) neither 7th Level or any 7th Level Subsidiary has any knowledge as to the existence of any state of facts, or as to the occurrence of any event or transaction, pertaining to or involving a 7th Level Plan that might reasonably be anticipated to result in any liability, or the imposition of a penalty or Lien, of or on 7th Level or any 7th Level Subsidiary to the PBGC under any provision of Title IV of ERISA.

         (e) Except as set forth in Section 3.13(e) of the 7th Level Disclosure Schedule, there are no claims, suits or actions pending or, to the knowledge of 7th Level or any 7th Level Subsidiary, threatened against any of the 7th Level Plans, by any employee or beneficiary covered under any such 7th Level Plan, or otherwise involving any such 7th Level Plan (other than routine claims for benefits).

         (f) With respect to each 7th Level Plan that is subject to Title IV of ERISA, as of the Closing Date, the assets of each such 7th Level Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such 7th Level Plan on a termination basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports for such plan.

         (g) Except as disclosed in Section 3.13(g) of the 7th Level Disclosure Schedule, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not cause any payment (whether of severance pay or otherwise) not otherwise due to become due from any of the 7th Level Plans, or from 7th Level or any 7th Level Subsidiary with respect to any of the 7th Level Plans, to any individual, or cause the vesting, acceleration of payment, or increase in the amount of any benefit payable under any of the 7th Level Plans to any individual.

         (h) Except as disclosed in Section 3.13(h) of the 7th Level Disclosure Schedule, any hospital, medical, dental, vision, sickness or accident, survivor or death benefit, disability or similar benefit coverage provided under any 7th Level Plan is provided solely through insurance policies, and in addition (i) no 7th Level Plan provides for hospital, medical, death, survivor or any other welfare benefit for retired or former employees, officers, directors, consultants or independent contractors, except as required by Section 4980B of the Code or Sections 601 to 608 of ERISA, and (ii) no 7th Level Plan is an unfunded plan of deferred compensation.

         (i) Except as disclosed in Section 3.13 (i) of the 7th Level Disclosure Schedule, neither 7th Level or any 7th Level Subsidiary is under any obligation (express or implied) to modify any 7th Level Plan or to establish any additional employee benefit plan.

         (j) 7th Level's Financial Statements reflect the approximate total pension, medical and other benefit liability and expense for all 7th Level Plans, and no material funding changes or irregularities are reflected thereon which would cause such financial statements to be not representative of any prior period.

         (k) No entity (other than 7th Level or any 7th Level Subsidiary), which is treated as a single employer with 7th Level or any 7th Level Subsidiary under
Section 414(b), (c), (m), or (o) of the Code, sponsors, maintains or contributes to any employee benefit plan with respect to which any material liability (other than for routine contributions or benefit payments), penalty or tax has been incurred, or with respect to which any Lien has been imposed.

SECTION 3.14.  TAXES.

         (a) Except as set forth in Section 3.14 of the 7th Level Disclosure
Schedule:

                  (i) 7th Level or one of its affiliates has accurately prepared and timely filed (after giving effect to applicable extensions) with the appropriate taxing authorities all material Tax Returns (as hereinafter defined) required to be filed by or with respect to 7th Level under all applicable laws and the 7th Level Subsidiaries and such Tax Returns are true, correct and complete in all material respects;

                  (ii) 7th Level or one of its affiliates has properly and fully paid to the extent due and payable, or made adequate provision in the case of Taxes not yet due and payable in the 7th Level Financial Statements in accordance with GAAP for the payment of all Taxes (as hereinafter defined) of 7th Level and the 7th Level Subsidiaries shown to be due on such Tax Returns or that are otherwise required to be paid by 7th Level or any 7th Level Subsidiary in the case of Taxes payable or anticipated to be payable on account of the operations, acts or omissions of 7th Level and all 7th Level Subsidiaries for any and all periods through the date of reference;

                  (iii) no waivers of statutes of limitation have been given or requested with respect to 7th Level or any 7th Level Subsidiary which are currently in force in connection with any Tax Returns covering 7th Level or any 7th Level Subsidiary with respect to any Taxes payable by them;

                  (iv) 7th Level has or has caused to be duly and timely withheld and has paid over or deposited in a proper and timely manner to the appropriate taxing authorities all Taxes required to be so withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, stockholder, claimant or other party for all periods under all Applicable Laws;

                  (v) neither 7th Level nor any 7th Level Subsidiary is a party to any tax sharing or similar agreement or arrangement pursuant to which it will have any obligation to make any payments after the Closing other than to 7th Level or any 7th Level Subsidiary and neither 7th Level nor any 7th Level Subsidiary could be liable for the Taxes of any other person (other than 7th Level or a 7th Level Subsidiary) as a "transferee" within the meaning of Section 6901 of the Code, by reason of Treasury Regulation Section 1.1502-6 or any provision of state, local or foreign law, as a successor, by contract or otherwise;

                  (vi) there are no Liens with respect to Taxes (except for Liens for Taxes which are not yet delinquent) upon any assets of 7th Level or any 7th Level Subsidiary;

                  (vii) all material Tax Returns filed by or on behalf of 7th Level or any 7th Level Subsidiary have been examined by the relevant taxing authorities or the statute of limitations with respect to such Tax Returns has expired, all deficiencies asserted or assessments made as a result of any examination by the IRS or any other taxing authority of the Tax Returns of or covering 7th Level or any 7th Level Subsidiary have been fully paid, and there are no unpaid deficiencies asserted or assessments made by any taxing authority for which 7th Level or any 7th Level Subsidiary may be liable, and no issue has been asserted by the IRS or other taxing authority in any such examination in writing which, by application of the same or similar principles, reasonably could be expected to result in a Tax deficiency for any other taxable period not so examined, and any adjustment in Taxes made by one tax authority and required to be reported to any other taxing authority has been so reported;

                  (viii) neither 7th Level nor any 7th Level Subsidiary has received any written notice of deficiency or assessment or has any actual knowledge of any proposed deficiency or assessment from any federal, state, local or other taxing authority with respect to liabilities for which 7th Level or any 7th Level Subsidiary may be liable nor is any examination of any Tax Return of 7th Level or any 7th Level Subsidiary being conducted by any such taxing authority and no notification of intention to examine any Tax Return has been received from any such tax authority;

                  (ix) neither 7th Level, any 7th Level Subsidiary nor any person on their respective behalf has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, (B) agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by 7th Level or any 7th Level Subsidiary or has any actual knowledge that the IRS has proposed any such adjustment or change in accounting method, or has an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the subject business or operations of 7th Level or any 7th Level Subsidiary or (C) granted any power of attorney with respect to any matter involving Taxes which is currently in force;

                  (x) no claim has been made by any taxing jurisdiction where 7th Level does not file Tax Returns that 7th Level or any 7th Level Subsidiary is or may be subject to taxation by that jurisdiction;

                  (xi) no indebtedness of 7th Level or any 7th Level Subsidiary consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code;

                  (xii) neither 7th Level nor any 7th Level Subsidiary has filed an election, consent or agreement under Section 341(f) of the Code;

                  (xiii) neither 7th Level nor any 7th Level Subsidiary is a "loss corporation" within the meaning of Section 382(k)(1) of the Code;

                  (xiv) no property of 7th Level or any 7th Level Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                  (xv) neither 7th Level nor any 7th Level Subsidiary is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code;

                  (xvi) neither 7th Level nor any 7th Level Subsidiary is a party to any agreement which would require 7th Level or any 7th Level Subsidiary, as a result of the change in ownership of effective control of 7th Level or any 7th Level Subsidiary resulting from transactions contemplated by this Agreement, to make any payment which would constitute a "parachute payment" for purposes of Sections 280G and 4999 of the Code; and

                  (xvii) neither 7th Level nor any 7th Level Subsidiary have ever participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

         (b) 7th Level has provided ViaGrafix with copies of: (i) all Tax Returns of 7th Level and the 7th Level Subsidiaries for all periods (including periods for which 7th Level or any 7th Level Subsidiary is or may have been a member of another consolidated, combined or unitary group) with respect to which the statute of limitations on assessment has not expired; (ii) any notices, protests or closing agreements relating to issues arising, or potentially arising, in any audit, litigation or similar proceeding with respect to the liability for Taxes of 7th Level or any 7th Level Subsidiary; (iii) any elections or disclosure of any controversial position filed by or on behalf of 7th Level or any 7th Level Subsidiary with any taxing authority (whether or not filed with any Tax Return); (iv) any letter rulings, determination letters or similar documents issued by any taxing authority with respect to 7th Level or any 7th Level Subsidiary; and (v) any Tax sharing or similar agreement or arrangement (whether or not written) to which 7th Level or any 7th Level Subsidiary is or has been a party.

         (c)      As used in this Agreement:

                  (i) "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, net income, gross income, corporation, advance corporation, gross receipts, premium, estimated, customs, duties, transfer, excise, property, sales, use, value-added, license, payroll, pay as you earn, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof and any interest, penalties or additions to tax with respect thereto.

                  (ii) "Tax Return" means any report, return, statement, estimate, informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes.

SECTION 3.15.  CONTRACTS AND COMMITMENTS.

         Section 3.15 of the 7th Level Disclosure Schedule sets forth a list of all material agreements, Contracts and commitments to which 7th Level or any 7th Level Subsidiary is a party or by which 7th Level, any 7th Level Subsidiary or their respective assets are bound (each, a "7th Level Material Contract"), including, without limitation:

         (a) agreements, contracts, commitments or arrangements involving 7th Level's Intellectual Property;

         (b) employment agreements or severance agreements or employee termination arrangements that are not terminable at will by 7th Level or a 7th Level Subsidiary without penalty;

         (c) any change of control agreements with employees of 7th Level or any 7th Level Subsidiary;

         (d) agreements, contracts, commitments or arrangements containing any covenant limiting the ability of 7th Level or any 7th Level Subsidiary to engage in any line of business or to compete with any business or person;

         (e) agreements or contracts with any officer, director or employee of
(i) 7th Level or (ii) any 7th Level Subsidiary (other than employment, severance and change of control agreements covered by clause (b) or (c) above);

         (f) agreements or contracts under which 7th Level or any 7th Level Subsidiary has borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation or other evidence of indebtedness for borrowed or loaned money or any guarantee of such indebtedness, in each case, relating to amounts in excess of $25,000;

         (g) joint venture agreements or other agreements involving the sharing of profits;

         (h) leases pursuant to which personal or real property is leased to or from 7th Level or any 7th Level Subsidiary;

         (i) powers of attorney from 7th Level or any 7th Level Subsidiary;

         (j) guaranties, suretyships or other contingent agreements of 7th Level or any 7th Level Subsidiary;

         (k) any agreement, contract, commitment or arrangement relating to capital expenditures with respect to 7th Level or any 7th Level Subsidiary and involving future payments which exceed $100,000 in any 12-month period;

         (l) any agreement, contract, commitment or arrangement relating to the acquisition of assets (other than in the ordinary course of business consistent with past practice) or any capital stock of any business enterprise;

         (m) contracts (other than those covered by clause (a) through (k) above) pursuant to which 7th Level and the 7th Level Subsidiaries will receive or pay in excess of $100,000 over the life of the contract; and

         (n) any other material agreements, Contracts and commitments whether or not entered into in the ordinary course of business.

Except as set forth in Section 3.15 of the 7th Level Disclosure Schedule, neither 7th Level, any 7th Level Subsidiary nor, to the knowledge of 7th Level, any other party thereto, is in material breach of or in material default under any 7th Level Material Contract. Each such 7th Level Material Contract is in full force and effect, and is a legal, valid and binding obligation of 7th

Level and/or the applicable 7th Level Subsidiaries and, to the knowledge of 7th Level, each of the other parties thereto, enforceable in accordance with its terms.

SECTION 3.16.  COMPLIANCE WITH LAWS.

         Except as set forth in Section 3.16 of the 7th Level Disclosure Schedule, to 7th Level's knowledge, 7th Level and the 7th Level Subsidiaries are in compliance with all Applicable Laws and all Orders of, and agreements with, any Governmental Authority applicable to 7th Level, any 7th Level Subsidiary or any of their respective assets, except for laws the violation of which, individually or in the aggregate, would not have a 7th Level Material Adverse Effect. Except as set forth in Section 3.16 of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required under Applicable Laws or necessary in connection with the conduct of their businesses, except where the failure to hold such permit, certificate, license, approval or authorization would not, individually or in aggregate, have a 7th Level Material Adverse Effect.

SECTION 3.17.  INSURANCE.

         Except as set forth in Section 3.17 of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are, in the reasonable judgment of 7th Level, reasonable for the conduct of their businesses and their assets. Section 3.17 of the 7th Level Disclosure Schedule sets forth a list of such insurance policies, to 7th Level's knowledge, based on a report by 7th Level's insurance broker, as are in full force and effect as of the date of this Agreement, which policies 7th Level shall maintain in full force and effect during the period from the date of this Agreement through the Closing Date.

SECTION 3.18.  LABOR MATTERS.

         Except as set forth in Section 3.18 of the 7th Level Disclosure Schedule, (a) to 7th Level's knowledge, 7th Level and the 7th Level Subsidiaries are in substantial compliance with all Applicable Laws regarding employment and employment practices, (b) there is no unfair labor practice charge or complaint against 7th Level nor any 7th Level Subsidiary pending before the National Labor Relations Board nor is there any material grievance nor any material arbitration proceeding arising out of or under collective bargaining agreements pending or, to 7th Level's knowledge, threatened with respect to the businesses of 7th Level and the 7th Level Subsidiaries, (c) there is no labor strike, slowdown, work stoppage or lockout in effect, or, to the knowledge of 7th Level, threatened against or otherwise affecting 7th Level or any 7th Level Subsidiary, and 7th Level and the 7th Level Subsidiaries have not experienced any such labor controversy within the past five years, (d) there is no material charge or complaint pending or, to 7th Level's knowledge, threatened against 7th Level or any 7th Level Subsidiary before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance Programs or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices, (e) neither 7th Level nor any 7th Level Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, (f) 7th Level and the 7th Level Subsidiaries will not have any material liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any Applicable Law or otherwise, as a result of the transactions contemplated hereunder, (g) neither 7th Level nor any 7th Level Subsidiary is a party to any collective bargaining agreement, and (h) 7th Level and the 7th Level Subsidiaries are in compliance with its obligations pursuant to the WARN Act, and, except as would not have a 7th Level Material Adverse Effect, all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. To the knowledge of 7th Level, neither 7th Level nor any 7th Level Subsidiary has received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of employment laws to conduct an investigation of or relating to 7th Level or any 7th Level Subsidiary, and no such investigation is in progress.

SECTION 3.19.  ENVIRONMENTAL MATTERS.

         Except as set forth in Section 3.19 of the 7th Level Disclosure Schedule, (i) neither 7th Level nor any 7th Level Subsidiary has, as of the date hereof, received any written notice alleging the material violation of, or any material actual or potential liability relating to, any applicable federal, state or local statutes, laws, regulations, rules, decrees, orders, judgments, ordinances, or common law related to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-To-Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, each as amended and supplemented, and any regulations promulgated pursuant to such laws, and any similar state or local statutes or regulations (collectively, the "Environmental Laws"), which violation has not been resolved and, to the knowledge of 7th Level, no such notice is threatened or otherwise expected; (ii) to 7th Level's knowledge, 7th Level and the 7th Level Subsidiaries are and have been in material compliance with all applicable Environmental Laws and, to the knowledge of 7th Level, there is no condition that would likely prevent or materially interfere with such compliance in the future; (iii) to 7th Level's knowledge, 7th Level and the 7th Level Subsidiaries have obtained and are and have been in material compliance with all required governmental environmental permits, registrations and authorizations with respect to the businesses of 7th Level and the 7th Level Subsidiaries; (iv) to 7th Level's knowledge, no hazardous waste, substance, material, or chemical, including, without limitation, petroleum and petroleum products, asbestos and any other material regulated under, or that can result in liability under, applicable Environmental Laws ("Hazardous Substances"), has been transported, stored, treated or disposed of by 7th Level or any 7th Level Subsidiary on the real estate owned, operated or otherwise used by 7th Level or any 7th Level Subsidiary or at any other location, except as would not result in material liability under any applicable Environmental Laws;
(v) neither 7th Level nor any 7th Level Subsidiary has assumed, contractually or by operation of law, any liabilities, potential liabilities or obligations of any other person or entity under any applicable Environmental Laws; (vi) neither 7th Level nor any 7th Level Subsidiary has entered into, agreed to, or is subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental Laws; (vii) to 7th Level's knowledge, there are no (w) underground or aboveground storage tanks, (x) surface impoundments, (y) landfills or (z) sewer or septic systems currently present at or about any of the properties or facilities currently or formerly owned, operated or otherwise used by 7th Level or any 7th Level Subsidiary that would be reasonably likely to result in material liability to 7th Level or any 7th Level Subsidiary under any applicable Environmental Laws; and (viii) to 7th Level's knowledge, there are no actions, activities, events, conditions or circumstances occurring or, existing during the time of 7th Level's or any 7th Level Subsidiary's operations and ownership of its properties or prior to such time, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Substances, that would be reasonably likely to result in any material liability or obligation of 7th Level or any 7th Level Subsidiary under or relating to any Environmental Laws, except, in each case, which would not be reasonably likely to have a 7th Level Material Adverse Effect.

SECTION 3.20.  TRANSACTIONS WITH AFFILIATES.

         Except as disclosed in Section 3.15 or 3.20 of the 7th Level Disclosure Schedule there are no Contracts, agreements or arrangements between 7th Level (or the 7th Level Subsidiaries) and any officer, director or affiliate of 7th Level (or the 7th Level Subsidiaries) or beneficial owner of 10% or more of the 7th Level Common Stock.

SECTION 3.21.  BROKERS.

         No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by 7th Level or any of their respective directors, officers, employees, representatives or agents, except for the fees and expenses set forth in Section
3.21 of the 7th Level Disclosure Schedule.

SECTION 3.22.  CERTAIN AGREEMENTS.

         Except as set forth in Schedule 3.22 of the 7th Level Disclosure Schedule, neither 7th Level nor any 7th Level Subsidiary is a party to any: (i) agreement with any director, officer or other employee of 7th Level or any 7th Level Subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving 7th Level of the nature contemplated by this Agreement; or (ii) agreement or plan (including 7th Level Plans), any of the benefits of or rights under which will be increased, or the vesting or payment of the benefits of or rights under which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

SECTION 3.23.  ABSENCE OF CERTAIN COMMERCIAL PRACTICES.

         Neither 7th Level nor any 7th Level Subsidiary, nor, to the knowledge of 7th Level, any director, officer, agent, employee or other person acting on behalf of 7th Level or any 7th Level Subsidiary, has: (i) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to help or hinder 7th Level or any 7th Level Subsidiary or assist 7th Level or any 7th Level Subsidiary in connection with any proposed transaction, which gift or similar benefit, if not given in the past, might have materially and adversely affected the business or prospects of 7th Level or any 7th Level Subsidiary, or which, if not continued in the future, might materially and adversely affect the business or prospects of 7th Level or any 7th Level Subsidiary; or (ii) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. Neither 7th Level nor any 7th Level Subsidiary, nor, to the knowledge of 7th Level, any director, officer, agent, employee or other person acting on behalf of 7th Level or any 7th Level Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures.

SECTION 3.24.  YEAR 2000 ISSUES.

         (a) Any failure of any of the software, computers, network equipment, technical infrastructure, production equipment and other equipment and systems that rely on, utilize or perform date or time processing ("System"), that are material to the operations of 7th Level or any 7th Level Subsidiary, to be Year 2000 Compliant will not cause a 7th Level Material Adverse Effect except as set forth in Section 3.24 of the 7th Level Disclosure Schedule.

         (b) "Year 2000 Compliant" means a System will at all times: (i) consistently and accurately handle and process date and time information and data values before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on or utilizing dates or portions of dates; (ii) function accurately and in accordance with its specifications without interruption, abnormal endings, degradation, change in operation or other impact, or disruption of other Systems, resulting from processing date or time data with values, before, during and after January 1, 2000; (iii) respond to and process two-digit input in a way that resolves any ambiguity as to century; and (iv) store and provide output of the date information in ways that are unambiguous as to century.

SECTION 3.25.  BOOKS AND RECORDS.

         The books of account, minute books, stock record books and other records of 7th Level and the 7th Level Subsidiaries, all of which have been made available to ViaGrafix, are complete and correct in all material respects and have been maintained in accordance with sound business practices in all material respects.

SECTION 3.26.  OPINION OF FINANCIAL ADVISOR.

         7th Level has received the opinion of Ladenburg Thalman & Co. Inc. dated the date hereof, to the effect that, as of such date, the Conversion Ratio is fair to 7th Level from a financial point of view.

SECTION 3.27.  TAKEOVER STATUTES.

         No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), applicable to 7th Level or any 7th Level Subsidiary, is applicable to the Merger or the other transactions contemplated hereby.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF VIAGRAFIX

         Except as set forth in the applicable section of the disclosure schedule delivered by ViaGrafix to 7th Level prior to the execution of this Agreement (the "ViaGrafix Disclosure Schedule"), ViaGrafix represents and warrants to 7th Level as follows:

SECTION 4.01.  ORGANIZATION OF VIAGRAFIX; AUTHORITY.

         ViaGrafix is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and corporate authority to enter into the Transaction Documents, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of stockholder approval, the execution, delivery and performance by ViaGrafix of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of ViaGrafix, including, without limitation, the approval of the board of directors of ViaGrafix (other than Stephen Gott). The Transaction Documents have been duly executed and delivered by ViaGrafix and, assuming that the Transaction Documents constitute a valid and binding obligation of 7th Level, constitutes a valid and binding obligation of ViaGrafix, enforceable against ViaGrafix in accordance with its terms, except as may be limited by (i) bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally and (ii) the availability of equitable remedies. ViaGrafix is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a ViaGrafix Material Adverse Effect (as defined in Section 4.07). ViaGrafix has heretofore delivered or made available to 7th Level complete and correct copies of the articles of incorporation and by-laws of ViaGrafix, the minute books and stock transfer records of ViaGrafix, as in effect as of the date of this Agreement.

SECTION 4.02.  CAPITALIZATION.

         The authorized capital stock of ViaGrafix consists of 40,000,000 shares of ViaGrafix Common Stock and 10,000,000 shares of preferred stock , $0.01 par value per share (the "ViaGrafix Preferred Stock", and together with the ViaGrafix Common Stock, the "ViaGrafix Capital Stock"), of ViaGrafix, of which only 5,788,184 shares of ViaGrafix Common Stock (as reported by ViaGrafix's transfer agent) and no shares of ViaGrafix Preferred Stock are outstanding on the date hereof. Except as set forth in Section 4.02 of the ViaGrafix Disclosure Schedule, no other shares of any other class or series of ViaGrafix Capital Stock or securities exercisable or convertible into or exchangeable for ViaGrafix Capital Stock ("ViaGrafix Capital Stock Equivalents") are authorized, issued or outstanding. The outstanding shares of ViaGrafix Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. Except as set forth in Section 4.02 of the ViaGrafix Disclosure Schedule, there are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, and, to ViaGrafix's knowledge, voting or transfer of any shares, whether issued or unissued, of ViaGrafix Capital Stock, ViaGrafix Capital Stock Equivalents or other securities of ViaGrafix.

SECTION 4.03.  SUBSIDIARIES.

         Section 4.03 of the ViaGrafix Disclosure Schedule contains a list of the name of each subsidiary of ViaGrafix (each such corporation, partnership or other entity being referred to herein as a "ViaGrafix Subsidiary"). Section 4.03 of the ViaGrafix Disclosure Schedule sets forth, with respect to each ViaGrafix Subsidiary, its type of entity, the jurisdiction of its organization, its authorized and outstanding capital stock, partnership interests or equivalent ownership interests and ViaGrafix's current ownership of such shares or interests. Except as set forth in Section 4.03 of the ViaGrafix Disclosure Schedule, each of the outstanding shares of capital stock of each of the ViaGrafix Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by ViaGrafix or another ViaGrafix Subsidiary free and clear of all Liens and were not issued in violation of, nor subject to, any preemptive, subscription or similar rights. Except as set forth in Section 4.03 of the ViaGrafix Disclosure Schedule, there are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, voting or transfer of any shares, whether issued or unissued, of any ViaGrafix Subsidiary. Except as set forth in Section 4.03 of the ViaGrafix Disclosure Schedule, ViaGrafix and the ViaGrafix Subsidiaries do not own any equity interests in any person. Each ViaGrafix Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business.

SECTION 4.04.  NO VIOLATION; CONSENTS AND APPROVALS.

         Except as set forth in Section 4.04 of the ViaGrafix Disclosure Schedule, the execution and delivery by ViaGrafix of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any provision of the articles of incorporation or by-laws of ViaGrafix, (b) any Order or Applicable Law applicable to ViaGrafix or any ViaGrafix Subsidiary or the property or assets of ViaGrafix or any ViaGrafix Subsidiary, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of ViaGrafix or any ViaGrafix Subsidiary under, any Contracts to which ViaGrafix or any ViaGrafix Subsidiary is a party or by which ViaGrafix or any ViaGrafix Subsidiary or any assets of ViaGrafix or any ViaGrafix Subsidiary may be bound, except in the case of clauses (b) and
(c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a ViaGrafix Material Adverse Effect. Except as set forth in Section 4.04 of the ViaGrafix Disclosure Schedule and except for filings, permits, authorizations and approvals as may be required under the Securities Act and the HSR Act, no Governmental Approval of any Governmental Authority is required to be obtained or made by or with respect to ViaGrafix or any ViaGrafix Subsidiary in connection with the execution and delivery of this Agreement or the consummation by ViaGrafix of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have a ViaGrafix Material Adverse Effect.

SECTION 4.05.  VIAGRAFIX SEC DOCUMENTS.

         ViaGrafix has filed with the SEC, and has heretofore made available to 7th Level, true and complete copies of, each report, schedule, registration statement, definitive proxy statement and other document required to be filed by it since January 1, 1996 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "ViaGrafix SEC Documents"). As of their respective dates, the ViaGrafix SEC Documents, (i) conformed, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4.06.  FINANCIAL STATEMENTS.

         Except as set forth in Section 4.06 of the ViaGrafix Disclosure Schedule, the financial statements of ViaGrafix included or incorporated by reference in the ViaGrafix SEC Documents (collectively, the "ViaGrafix Financial Statements"), (a) fairly present in all material respects (subject, in the case of the unaudited statements, to normal recurring audit adjustments), the consolidated financial condition and the results of operations and cash flows of ViaGrafix and the ViaGrafix Subsidiaries as of the dates and for the periods indicated (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and other adjustments described therein) and (b) have been prepared in accordance with the rules and regulations of the SEC and GAAP applied consistently throughout the periods involved, except as disclosed therein and in the notes thereto and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC.

SECTION 4.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as set forth in Section 4.07 of the ViaGrafix Disclosure Schedule or for the transactions contemplated by this Agreement, since March 31, 1999, (i) ViaGrafix and the ViaGrafix Subsidiaries have operated their businesses solely in the ordinary course of business consistent with past practices, and (ii) without limiting the generality of clause (i), neither ViaGrafix nor any ViaGrafix Subsidiary has:

         (a) created, incurred, assumed or guaranteed any indebtedness for borrowed money (including, without limitation, obligations in respect of capital leases), other than borrowings and issuances of letters of credit in the ordinary course of business and consistent with past practice;

         (b) issued, sold or delivered, redeemed or purchased, any shares of ViaGrafix Capital Stock or any ViaGrafix Capital Stock Equivalents, or granted or entered into any options, warrants, rights, agreements or commitments with respect to the issuance of ViaGrafix Capital Stock or ViaGrafix Capital Stock Equivalents, or amended any terms of any such securities or agreements;

         (c) declared, set aside or paid any dividends or other distributions in respect of ViaGrafix Capital Stock;

         (d) increased the rate of compensation or benefits of, or paid or agreed to be paid any benefit to (including, but not limited to severance or termination pay), present or former directors, officers or employees, except as may be required by any existing ViaGrafix Plan (as defined in Section 4.13), agreement or arrangement disclosed to 7th Level prior to the date hereof or to employees who are not officers in accordance with ViaGrafix's ordinary course of business consistent with past practice;

         (e) entered into, adopted, terminated or amended any ViaGrafix Plan, employment or severance agreement or any plan, agreement, program, policy, trust, fund or other arrangement that would be a ViaGrafix Plan if it were in existence as of the date of this Agreement, except as required by law;

         (f) sold, leased, transferred, or otherwise disposed of any properties or assets, real, personal or mixed, which have an aggregate book value in excess of $100,000 or mortgaged or encumbered any properties or assets, whether real or personal, which have an aggregate book value in excess of $100,000;

         (g) acquired or agreed to acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquired or agreed to acquire any assets which are material, individually or in the aggregate, to ViaGrafix and the ViaGrafix Subsidiaries;

         (h) entered into, modified, amended or terminated any lease of ViaGrafix Real Property (as defined in Section 4.10) (except modifications or amendments in connection with renewals of leases in the ordinary course of business) or any other ViaGrafix Material Contract (as defined in Section 4.15);

         (i) waived or released any rights of material value, or canceled, compromised, released or assigned any material indebtedness owed to it or any material claims held by it;

         (j) canceled or terminated any insurance policy naming it as a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

         (k) effectuated a "plant closing" or "mass layoff" (as those terms are defined under the WARN Act) affecting in whole or in part any site of employment, facility, operating unit or employees of ViaGrafix or any ViaGrafix Subsidiary;

         (l) amended its articles of incorporation or by-laws;

         (m) changed any of its accounting principles, methods or practices; or

         (n) agreed, whether in writing or otherwise, to do any of the foregoing; and

(iii) there have occurred no changes, events or effects which, individually or in the aggregate, would have a ViaGrafix Material Adverse Effect. As used in this Agreement, any reference to any event, change or effect having a "ViaGrafix Material Adverse Effect" means an event, change or effect, individually or in the aggregate with other events, changes or effects, is materially adverse to
(a) the business, properties, prospects, financial condition or results of operations of ViaGrafix and the ViaGrafix Subsidiaries taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which ViaGrafix is engaged generally) or (b) the ability of ViaGrafix and 7th Level to consummate the transactions contemplated hereby.

SECTION 4.08.  ABSENCE OF UNDISCLOSED LIABILITIES.

         Since March 31, 1999, neither ViaGrafix nor any of the ViaGrafix Subsidiaries has incurred any liabilities of any nature, whether or not accrued, absolute, contingent or otherwise that would be reasonably likely to cause a ViaGrafix Material Adverse Effect, or be required to be reflected on, or disclosed or reserved against in, a consolidated balance sheet of ViaGrafix or in the notes thereto prepared in accordance with GAAP consistently applied other than liabilities and obligations that were (i) so reserved on, or disclosed or reflected in the consolidated balance sheet of ViaGrafix as of (x) December 31, 1998 and the notes thereto, included in the Annual Report on Form 10-K for the year then ended, or (y) March 31, 1999, included in the Quarterly Report on Form 10-Q for the three months then ended, (ii) incurred in connection with this Agreement, or (iii) incurred in the ordinary course of business.

SECTION 4.09.  PERSONAL PROPERTY.

         (a) Except as set forth in Section 4.09(a) of the ViaGrafix Disclosure Schedule, ViaGrafix and the ViaGrafix Subsidiaries have good and valid title to all of their Personal Property, in each case, free and clear of all Liens, imperfections of title or encumbrances of any nature whatsoever, other than Permitted Liens.

         (b) Except as set forth in Section 4.09(b) of the ViaGrafix Disclosure Schedule, all material tangible items of Personal Property necessary for the operation or conduct of the businesses of ViaGrafix and the ViaGrafix Subsidiaries as currently conducted are in reasonably good maintenance, operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of business.

         (c) Except as set forth in Section 4.09(c) of the ViaGrafix Disclosure Schedule, the accounts receivable reflected on the ViaGrafix Financial Statements are valid receivables arising in the ordinary course of business and not subject to any valid counterclaims or setoffs, except for products returned or exchanged in ViaGrafix's ordinary course of business for which there has been or will have been a reserve established consistently with past practice.

SECTION 4.10.  REAL PROPERTY.

         (a) As used in this Agreement, the term "ViaGrafix Real Property" shall mean all real property and interests in real property leased or owned by ViaGrafix or any ViaGrafix Subsidiary. Section 4.10(a) of the ViaGrafix Disclosure Schedule lists all ViaGrafix Real Property. Except as set forth in
Section 4.10(a) of the ViaGrafix Disclosure Schedule, the

ViaGrafix Real Property constitutes all of the real property and interests in real property used in the conduct of the businesses of ViaGrafix and the ViaGrafix Subsidiaries.

         (b) As used in this Agreement, the term "ViaGrafix Real Estate Permitted Liens" shall mean:

                  (i) All building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such governmental authority affecting the ViaGrafix Real Property;

                  (ii) All easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other similar matters which do not materially impair the use of the ViaGrafix Real Property to which they relate;

                  (iii) All electric power, telephone, gas, sanitary sewer, storm sewer, water, steam, compressed air and other utility lines, pipelines, service lines and similar facilities now located on, over or under the ViaGrafix Real Property, and all licenses, easements, flowage rights, rights-of-way and other similar agreements relating thereto granted in the ordinary course of business; and

                  (iv) All existing public and private roads and the streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the ViaGrafix Real Property.

         (c) Except as set forth in Section 4.10(c) of the ViaGrafix Disclosure Schedule, ViaGrafix and the ViaGrafix Subsidiaries have, to ViaGrafix's knowledge, valid leasehold interests in all ViaGrafix Real Property leased by them, in each case, free and clear of all mortgages, Liens, security interests, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature created by ViaGrafix, except for Permitted Liens and ViaGrafix Real Estate Permitted Liens which, individually or in the aggregate, would not have a ViaGrafix Material Adverse Effect.

         (d) To ViaGrafix's knowledge and except as set forth in Section 4.10(d) of the ViaGrafix Disclosure Schedule, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the ViaGrafix Real Property.

         (e) To ViaGrafix's knowledge and except as set forth in Section 4.10(e) of the ViaGrafix Disclosure Schedule, all of the ViaGrafix Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and there are no facts which would prevent the ViaGrafix Real Property from being occupied after the Closing Date in the same manner as before.

         (f) To ViaGrafix's knowledge and except as set forth in Section 4.10(f) of the ViaGrafix Disclosure Schedule, all improvements on the ViaGrafix Real Property were constructed in compliance with all applicable federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such property, except where the failure to be in compliance would not, individually or in the aggregate, impair the value or interfere with the present use of such ViaGrafix Real Property or otherwise impair business operations.

         (g) To ViaGrafix's knowledge and except as set forth in Section 4.10(g) of the ViaGrafix Disclosure Schedule, all improvements on the ViaGrafix Real Property and the present use and conditions thereof do not violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the ViaGrafix Real Property, other than those which are transferable with the ViaGrafix Real Property, are required by any governmental agency having jurisdiction over the ViaGrafix Real Property.

         (h) To ViaGrafix's knowledge and except as set forth in Section 4.10(h) of the ViaGrafix Disclosure Schedule, all improvements on the ViaGrafix Real Property are structurally sound in all material respects and in reasonably good maintenance and repair, normal wear and tear excepted.

SECTION 4.11.  INTELLECTUAL PROPERTY.

         (a) Section 4.11(a) of the ViaGrafix Disclosure Schedule sets forth a complete list of all Industrial Property owned, filed or licensed by ViaGrafix or any ViaGrafix Subsidiary and, with respect to registered trademarks, all jurisdictions in which such trademarks are registered.

         (b) Except as set forth in Section 4.11(b) of the ViaGrafix Disclosure Schedule, (i) to ViaGrafix's knowledge, the consummation of the transactions contemplated by this Agreement will not materially impair any right to use any of its Intellectual Property, (ii) except as would not have a ViaGrafix Material Adverse Effect, all Intellectual Property owned by ViaGrafix or any ViaGrafix Subsidiary is owned by ViaGrafix or such ViaGrafix Subsidiary free and clear of all Liens, (iii) except as would not have a ViaGrafix Material Adverse Effect, ViaGrafix and the ViaGrafix Subsidiaries own or have the right to use all of the Intellectual Property used in the conduct of their businesses, and (iv) no claims have been asserted of which ViaGrafix or any ViaGrafix Subsidiary has been given written notice by any person with respect to the ownership or use by ViaGrafix or any ViaGrafix Subsidiary of the Intellectual Property, except those claims (if any) which, if adversely determined, would not have a ViaGrafix Material Adverse Effect.

SECTION 4.12.  LITIGATION.

         Except as set forth in Section 4.12 of the ViaGrafix Disclosure Schedule, there are no claims, actions, suits, investigations or proceedings pending, or, to the knowledge of ViaGrafix, threatened in writing against or affecting ViaGrafix, any ViaGrafix Subsidiary or their respective assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, which, if adversely determined, would have a ViaGrafix Material Adverse Effect. Except as set forth in Section 4.12 of the ViaGrafix Disclosure Schedule, ViaGrafix has not received any notice that ViaGrafix, any ViaGrafix Subsidiary or any of their respective assets is subject to any material decree, order or judgment.

SECTION 4.13.  EMPLOYEE BENEFIT PLANS.

         (a) Section 4.13(a) of the ViaGrafix Disclosure Schedule sets forth an accurate and complete list of each bonus or incentive compensation arrangement involving payment of $10,000 or more per annum to one person, deferred compensation, excess benefit, pension, retirement, profit sharing, stock bonus, thrift, stock option, stock ownership, stock appreciation right, stock purchase, foreign employee benefit, cafeteria, life insurance, survivor or death benefit, sickness or accident, business travel accident, health, medical, dental, vision, hospitalization, savings, holiday, vacation, salary continuation, severance pay, change of control payments, sick pay, leave of absence, disability, tuition reimbursement, service award, dependent care assistance, legal assistance, fringe benefit (cash and non-cash) or any other employee or executive benefit plan, contract, agreement, practice, policy or arrangement, including, without limitation, any such plan, contract, agreement, practice, policy or arrangement which is an "employee benefit plan" as defined in Section 3(3) of ERISA, which benefits, covers or relates to any current or former employee, director, consultant, independent contractor, or officer of ViaGrafix or any ViaGrafix Subsidiary (each such plan, contract, agreement, practice, policy or arrangement is hereinafter referred to individually as a "ViaGrafix Plan" and collectively as the "ViaGrafix Plans").

         (b) With respect to each ViaGrafix Plan, ViaGrafix has delivered to 7th Level a current, accurate and complete copy of such plan (or, to the extent no such copy exists, an accurate description thereof) and, to the extent applicable to each such plan, a copy of: (i) any trust agreement or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any oral communications) by ViaGrafix or the applicable ViaGrafix Subsidiary to its employees concerning the extent of the benefits provided under such plan; and
(iv) for the most recent plan year of such plan (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

         (c) Neither ViaGrafix nor any ViaGrafix Subsidiary is contributing, or has in the past contributed to, nor has incurred any liability in respect of, any multiemployer plan within the meaning of Section 3(3) of ERISA, any multiple employer plan described in
Section 413 (c) of the Code or any multiple employer welfare plan within the meaning of Section 3(40) of ERISA.

         (d) Except as set forth in Section 4.13(d) of the ViaGrafix Disclosure Schedule, (i) for each ViaGrafix Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, (A) the plan is so qualified, (B) ViaGrafix, or the applicable ViaGrafix Subsidiary, has obtained a favorable determination letter from the IRS to such effect, and such plan has been timely amended to reflect any provisions which the IRS required to be included in such plan as a condition to issuing such determination letter, (C) nothing has occurred, whether by action or inaction, that could reasonably be expected to cause the loss of such qualification, and (D) to the knowledge of ViaGrafix, or the applicable ViaGrafix Subsidiary, such determination letter has not been revoked by the IRS nor has the IRS given any written notice to ViaGrafix, or the applicable ViaGrafix Subsidiary, that it intends to revoke such determination letter, (ii) each ViaGrafix Plan, other than a plan described in (i), that is intended to qualify for special tax treatment under any provision of the Code is, and at all times since its inception, has been, in compliance with all conditions necessary for such plan to so qualify, (iii) all returns, reports, notices and other documents required to be filed with the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency, or distributed to plan participants or beneficiaries (including, but not limited to, annual reports in the 5500 series, summary annual reports and tax returns) with respect to each ViaGrafix Plan have been timely filed or distributed, (iv) each ViaGrafix Plan is in compliance in all material respects with (a) the terms and the applicable governing document thereof and (b) the applicable requirements prescribed by all statues, orders or governmental rules or regulations currently in effect with respect to such plan, including, but not limited to, ERISA and the Code, (v) all contributions to each ViaGrafix Plan (including both employee and employer contributions) which are required to have been made, whether by virtue of the terms of the particular plan or by operation of law, have been made by the due date thereof (including all applicable extensions), and all contributions to the ViaGrafix Plans which are not yet due but which relate to periods which began prior to the Closing Date have either been paid or have been appropriately reflected by ViaGrafix as an accrued liability in its Financial Statements, (vi) no ViaGrafix Plan that is a funded pension plan and no trust established thereunder has any accumulated funding deficiency within the meaning of Section 302(a) of ERISA or Section 412 of the Code (whether or not waived), (vii) no reportable event within the meaning of
Section 4043 of ERISA (other than any such event for which the notice requirement has been waived by the regulations under Section 4043 of ERISA) or "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred, and no material tax has been imposed pursuant to
Section 4975 or Section 4976 of the Code, with respect to any ViaGrafix Plan,
(viii) no governmental agency, including the IRS, the Department of Labor or the PBGC, has initiated an examination or audit, or, to the knowledge of ViaGrafix or any ViaGrafix Subsidiary, an investigation of a ViaGrafix Plan which has not been completed, (ix) neither ViaGrafix nor any ViaGrafix Subsidiary has incurred any liability to the PBGC, or has had any penalty or Lien imposed on it in favor of the PBGC, with respect to any ViaGrafix Plan which is subject to Title IV of ERISA other than liability for routine premiums for which adequate provision has been made in the

ViaGrafix Financial Statements in accordance with GAAP and (x) neither ViaGrafix or any ViaGrafix Subsidiary has any knowledge as to the existence of any state of facts, or as to the occurrence of any event or transaction, pertaining to or involving a ViaGrafix Plan that might reasonably be anticipated to result in any liability, or the imposition of a penalty or Lien, of or on ViaGrafix or any ViaGrafix Subsidiary to the PBGC under any provision of Title IV of ERISA.

         (e) Except as set forth in Section 4.13(e) of the ViaGrafix Disclosure Schedule, there are no claims, suits or actions pending or, to the knowledge of ViaGrafix or any ViaGrafix Subsidiary, threatened against any of the ViaGrafix Plans, by any employee or beneficiary covered under any such ViaGrafix Plan, or otherwise involving any such ViaGrafix Plan (other than routine claims for benefits).

         (f) With respect to each ViaGrafix Plan that is subject to Title IV of ERISA, as of the Closing Date, the assets of each such ViaGrafix Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such ViaGrafix Plan on a termination basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports for such plan.

         (g) Except as disclosed in Section 4.13(g) of the ViaGrafix Disclosure Schedule, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not cause any payment (whether of severance pay or otherwise) not otherwise due to become due from any of the ViaGrafix Plans, or from ViaGrafix or any ViaGrafix Subsidiary with respect to any of the ViaGrafix Plans, to any individual, or cause the vesting, acceleration of payment, or increase in the amount of any benefit payable under any of the ViaGrafix Plans to any individual.

         (h) Except as disclosed in Section 4.13(h) of the ViaGrafix Disclosure Schedule, any hospital, medical, dental, vision, sickness or accident, survivor or death benefit, disability or similar benefit coverage provided under any ViaGrafix Plan is provided solely through insurance policies, and in addition
(i) no ViaGrafix Plan provides for hospital, medical, death, survivor or any other welfare benefit for retired or former employees, officers, directors, consultants or independent contractors, except as required by Section 4980B of the Code or Sections 601 to 608 of ERISA, and (ii) no ViaGrafix Plan is an unfunded plan of deferred compensation.

         (i) Except as disclosed in Section 4.13 (i) of the ViaGrafix Disclosure Schedule, neither ViaGrafix or any ViaGrafix Subsidiary is under any obligation (express or implied) to modify any ViaGrafix Plan or to establish any additional employee benefit plan.

         (j) ViaGrafix's Financial Statements reflect the approximate total pension, medical and other benefit liability and expense for all ViaGrafix Plans, and no material funding changes or irregularities are reflected thereon which would cause such financial statements to be not representative of any prior period.

         (k) No entity (other than ViaGrafix or any ViaGrafix Subsidiary), which is treated as a single employer with ViaGrafix or any ViaGrafix Subsidiary under
Section 414(b),(c),(m), or (o) of the Code, sponsors, maintains or contributes to any employee benefit plan with respect to which any material liability (other than for routine contributions or benefit payments), penalty or tax has been incurred, or with respect to which any Lien has been imposed.

SECTION 4.14.  TAXES.

         (a) Except as set forth in Section 4.14 of the ViaGrafix Disclosure
Schedule:

                  (i) ViaGrafix or one of its affiliates has accurately prepared and timely filed (after giving effect to applicable extensions) with the appropriate taxing authorities all material Tax Returns required to be filed by or with respect to ViaGrafix under all applicable laws and the ViaGrafix Subsidiaries and such Tax Returns are true, correct and complete in all material respects;

                  (ii) ViaGrafix or one of its affiliates has properly and fully paid to the extent due and payable or made adequate provision in the case of Taxes not yet due and payable in the ViaGrafix Financial Statements in accordance with GAAP for the payment of all Taxes of ViaGrafix and the ViaGrafix Subsidiaries shown to be due on such Tax Returns or that are otherwise required to be paid by ViaGrafix or any ViaGrafix Subsidiary in the case of Taxes payable or anticipated to be payable on account of the operations, acts or omissions of ViaGrafix and all ViaGrafix Subsidiaries for any and all periods through the date of reference;

                  (iii) no waivers of statutes of limitation have been given or requested with respect to ViaGrafix or any ViaGrafix Subsidiary which are currently in force in connection with any Tax Returns covering ViaGrafix or any ViaGrafix Subsidiary with respect to any Taxes payable by them;

                  (iv) ViaGrafix has or has caused to be duly and timely withheld and has paid over or deposited in a proper and timely manner to the appropriate taxing authorities all Taxes required to be so withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, stockholder, claimant or other party for all periods under all Applicable Laws;

                  (v) neither ViaGrafix nor any ViaGrafix Subsidiary is a party to any tax sharing or similar agreement or arrangement pursuant to which it will have any obligation to make any payments after the Closing other than to ViaGrafix or any ViaGrafix Subsidiary and neither ViaGrafix nor any ViaGrafix Subsidiary could be liable for the Taxes of any other person (other than ViaGrafix or a ViaGrafix Subsidiary) as a "transferee" within the meaning of
Section 6901 of the Code, by reason of Treasury Regulation Section 1.1502-6 or any provision of state, local or foreign law, as a successor, by contract or otherwise;

                  (vi) there are no Liens with respect to Taxes (except for Liens for Taxes which are not yet delinquent) upon any assets of ViaGrafix or any ViaGrafix Subsidiary;

                  (vii) all material Tax Returns filed by or on behalf of ViaGrafix or any ViaGrafix Subsidiary have been examined by the relevant taxing authorities or the statute of limitations with respect to such Tax Returns has expired, all deficiencies asserted or assessments made as a result of any examination by the IRS or any other taxing authority of the Tax Returns of or covering ViaGrafix or any ViaGrafix Subsidiary have been fully paid, and there are no unpaid deficiencies asserted or assessments made by any taxing authority for which ViaGrafix or any ViaGrafix Subsidiary may be liable, and no issue has been asserted by the IRS or other taxing authority in any such examination in writing which, by application of the same or similar principles, reasonably could be expected to result in a Tax deficiency for any other taxable period not so examined, and any adjustment in Taxes made by one tax authority and required to be reported to any other taxing authority has been so reported;

                  (viii) neither ViaGrafix nor any ViaGrafix Subsidiary has received any written notice of deficiency or assessment or has any actual knowledge of any proposed deficiency or assessment from any federal, state, local or other taxing authority with respect to liabilities for which ViaGrafix or any ViaGrafix Subsidiary may be liable nor is any examination of any Tax Return of ViaGrafix or any ViaGrafix Subsidiary being conducted by any such taxing authority and no notification of intention to examine any Tax Return has been received from any such tax authority;

                  (ix) neither ViaGrafix, any ViaGrafix Subsidiary nor any person on their respective behalf has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, (B) agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by ViaGrafix or any ViaGrafix Subsidiary or has any actual knowledge that the IRS has proposed any such adjustment or change in accounting method, or has an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the subject business or operations of ViaGrafix or any ViaGrafix Subsidiary or (C) granted any power of attorney with respect to any matter involving Taxes which is currently in force;

                  (x) no claim has been made by any taxing jurisdiction where ViaGrafix does not file Tax Returns that ViaGrafix or any ViaGrafix Subsidiary is or may be subject to taxation by that jurisdiction;

                  (xi) no indebtedness of ViaGrafix or any ViaGrafix Subsidiary consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code;

                  (xii) neither ViaGrafix nor any ViaGrafix Subsidiary has filed an election, consent or agreement under Section 341(f) of the Code;

                  (xiii) neither ViaGrafix nor any ViaGrafix Subsidiary is a "loss corporation" within the meaning of Section 382(k)(1) of the Code;

                  (xiv) no property of ViaGrafix or any ViaGrafix Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                  (xv) neither ViaGrafix nor any ViaGrafix Subsidiary is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code;

                  (xvi) neither ViaGrafix nor any ViaGrafix Subsidiary is a party to any agreement which would require ViaGrafix or any ViaGrafix Subsidiary, as a result of the change in ownership of effective control of ViaGrafix or any ViaGrafix Subsidiary resulting from transactions contemplated by this Agreement, to make any payment which would constitute a "parachute payment" for purposes of Sections 280G and 4999 of the Code; and

                  (xvii) neither ViaGrafix nor any ViaGrafix Subsidiary have ever participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

         (b) ViaGrafix has provided 7th Level with copies of: (i) all Tax Returns of ViaGrafix and the ViaGrafix Subsidiaries for all periods (including periods for which ViaGrafix or any ViaGrafix Subsidiary is or may have been a member of another consolidated, combined or unitary group) with respect to which the statute of limitations on assessment has not expired; (ii) any notices, protests or closing agreements relating to issues arising, or potentially arising, in any audit, litigation or similar proceeding with respect to the liability for Taxes of ViaGrafix or any ViaGrafix Subsidiary; (iii) any elections or disclosure of any controversial position filed by or on behalf of ViaGrafix or any ViaGrafix Subsidiary with any taxing authority (whether or not filed with any Tax Return); (iv) any letter rulings, determination letters or similar documents issued by any taxing authority with respect to ViaGrafix or any ViaGrafix Subsidiary; and (v) any Tax sharing or similar agreement or arrangement (whether or not written) to which ViaGrafix or any ViaGrafix Subsidiary is or has been a party.

SECTION 4.15.  CONTRACTS AND COMMITMENTS.

         Section 4.15 of the ViaGrafix Disclosure Schedule sets forth a list of all material agreements, Contracts and commitments to which ViaGrafix or any ViaGrafix Subsidiary is a party or by which ViaGrafix, any ViaGrafix Subsidiary or their respective assets are bound (each, a "ViaGrafix Material Contract"), including, without limitation:

         (a) agreements, contracts, commitments or arrangements involving ViaGrafix's Intellectual Property;

         (b) employment agreements or severance agreements or employee termination arrangements that are not terminable at will by ViaGrafix or a ViaGrafix Subsidiary without penalty;

         (c) any change of control agreements with employees of ViaGrafix or any ViaGrafix Subsidiary;

         (d) agreements, contracts, commitments or arrangements containing any covenant limiting the ability of ViaGrafix or any ViaGrafix Subsidiary to engage in any line of business or to compete with any business or person;

         (e) agreements or contracts with any officer, director or employee of
(i) ViaGrafix or (ii) any ViaGrafix Subsidiary (other than employment, severance and change of control agreements covered by clause (b) or (c) above);

         (f) agreements or contracts under which ViaGrafix or any ViaGrafix Subsidiary has borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation or other evidence of indebtedness for borrowed or loaned money or any guarantee of such indebtedness, in each case, relating to amounts in excess of $25,000;

         (g) joint venture agreements or other agreements involving the sharing of profits;

         (h) leases pursuant to which personal or real property is leased to or from ViaGrafix or any ViaGrafix Subsidiary;

         (i) powers of attorney from ViaGrafix or any ViaGrafix Subsidiary;

         (j) guaranties, suretyships or other contingent agreements of ViaGrafix or any ViaGrafix Subsidiary;

         (k) any agreement, contract, commitment or arrangement relating to capital expenditures with respect to ViaGrafix or any ViaGrafix Subsidiary and involving future payments which exceed $100,000 in any 12-month period;

         (l) any agreement, contract, commitment or arrangement relating to the acquisition of assets (other than in the ordinary course of business consistent with past practice) or any capital stock of any business enterprise;

         (m) contracts (other than those covered by clause (a) through (l) above) pursuant to which ViaGrafix and the ViaGrafix Subsidiaries will receive or pay in excess of $100,000 over the life of the contract; and

         (n) any other material agreements, Contracts and commitments whether or not entered into in the ordinary course of business.

Except as set forth in Section 4.15 of the ViaGrafix Disclosure Schedule, neither ViaGrafix, any ViaGrafix Subsidiary nor, to the knowledge of ViaGrafix, any other party thereto, is in material breach of or in material default under any ViaGrafix Material Contract. Each such ViaGrafix Material Contract is in full force and effect, and is a legal, valid and binding obligation of ViaGrafix and/or the applicable ViaGrafix Subsidiaries and, to the knowledge of ViaGrafix, each of the other parties thereto, enforceable in accordance with its terms.

SECTION 4.16.  COMPLIANCE WITH LAWS.

         Except as set forth in Section 4.16 of the ViaGrafix Disclosure Schedule, to ViaGrafix's knowledge, ViaGrafix and the ViaGrafix Subsidiaries are in compliance with all Applicable Laws and all Orders of, and agreements with, any Governmental Authority applicable to ViaGrafix, any ViaGrafix Subsidiary or any of their respective assets, except for laws the violation of which, individually or in the aggregate, would not have a ViaGrafix Material Adverse Effect. Except as set forth in Section 4.16 of the ViaGrafix Disclosure Schedule, ViaGrafix and the ViaGrafix Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required under Applicable Laws or necessary in connection with the conduct of their businesses, except where the failure to hold such permit, certificate, license, approval or authorization would not, individually or in aggregate, have a ViaGrafix Material Adverse Effect.

SECTION 4.17.  INSURANCE.

         Except as set forth in Section 4.17 of the ViaGrafix Disclosure Schedule, ViaGrafix and the ViaGrafix Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are, in the reasonable judgment of ViaGrafix, reasonable for the conduct of their businesses and their assets. Section 4.17 of the ViaGrafix Disclosure Schedule sets forth a list of such insurance policies, to ViaGrafix's knowledge, based on a report by ViaGrafix's insurance broker, as are in full force and effect as of the date of this Agreement, which policies ViaGrafix shall maintain in full force and effect during the period from the date of this Agreement through the Closing Date.

SECTION 4.18.  LABOR MATTERS.

         Except as set forth in Section 4.18 of the ViaGrafix Disclosure Schedule, (a) to ViaGrafix's knowledge, ViaGrafix and the ViaGrafix Subsidiaries are in substantial compliance with all Applicable Laws regarding employment and employment practices, (b) there is no unfair labor practice charge or complaint against ViaGrafix nor any ViaGrafix Subsidiary pending before the National Labor Relations Board nor is there any material grievance nor any material arbitration proceeding arising out of or under collective bargaining agreements pending or, to ViaGrafix's knowledge, threatened with respect to the businesses of ViaGrafix and the ViaGrafix Subsidiaries, (c) there is no labor strike, slowdown, work stoppage or lockout in effect, or, to the knowledge of ViaGrafix, threatened against or otherwise affecting ViaGrafix or any ViaGrafix Subsidiary, and ViaGrafix and the ViaGrafix Subsidiaries have not experienced any such labor controversy within the past five years, (d) there is no material charge or complaint pending or, to ViaGrafix's knowledge, threatened against ViaGrafix or any ViaGrafix Subsidiary before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance Programs or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices, (e) neither ViaGrafix nor any ViaGrafix Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, (f) ViaGrafix and the ViaGrafix Subsidiaries will not have any material liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any Applicable Law or otherwise, as a result of the transactions contemplated hereunder, (g) neither ViaGrafix nor any ViaGrafix Subsidiary is a party to any collective bargaining agreement, and (h) ViaGrafix and the ViaGrafix Subsidiaries are in compliance with its obligations pursuant to the WARN Act, and, except as would not have a ViaGrafix Material Adverse Effect, all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. To the knowledge of ViaGrafix, neither ViaGrafix nor any ViaGrafix Subsidiary has received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of employment laws to conduct an investigation of or relating to ViaGrafix or any ViaGrafix Subsidiary, and no such investigation is in progress.

SECTION 4.19.  ENVIRONMENTAL MATTERS.

         Except as set forth in Section 4.19 of the ViaGrafix Disclosure Schedule, (i) neither ViaGrafix nor any ViaGrafix Subsidiary has, as of the date hereof, received any written notice alleging the material violation of, or any material actual or potential liability relating to, any Environmental Laws, which violation has not been resolved and, to the knowledge of ViaGrafix, no such notice is threatened or otherwise expected; (ii) to ViaGrafix's knowledge, ViaGrafix and the ViaGrafix Subsidiaries are and have been in material compliance with all applicable Environmental Laws and, to the knowledge of ViaGrafix, there is no condition that would likely prevent or materially interfere with such compliance in the future; (iii) to ViaGrafix's knowledge, ViaGrafix and the ViaGrafix Subsidiaries have obtained and are and have been in material compliance with all required governmental environmental permits, registrations and authorizations with respect to the businesses of ViaGrafix and the ViaGrafix Subsidiaries; (iv) to ViaGrafix's knowledge, no Hazardous Substance has been transported, stored, treated or disposed of by ViaGrafix or any ViaGrafix Subsidiary on the real estate owned, operated or otherwise used by ViaGrafix or any ViaGrafix Subsidiary or at any other location, except as would not result in material liability under any applicable Environmental Laws;
(v) neither ViaGrafix nor any ViaGrafix Subsidiary has assumed, contractually or by operation of law, any liabilities, potential liabilities or obligations of any other person or entity under any applicable Environmental Laws; (vi) neither ViaGrafix nor any ViaGrafix Subsidiary has entered into, agreed to, or is subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental Laws; (vii) to ViaGrafix's knowledge, there are no (w) underground or aboveground storage tanks, (x) surface impoundments, (y) landfills or (z) sewer or septic systems currently present at or about any of the properties or facilities currently or, to the knowledge of ViaGrafix, formerly owned, operated or otherwise used by ViaGrafix or any ViaGrafix Subsidiary that would be reasonably likely to result in material liability to ViaGrafix or any ViaGrafix Subsidiary under any applicable Environmental Laws; and (viii) to ViaGrafix's knowledge, there are no actions, activities, events, conditions or circumstances occurring or, to the knowledge of ViaGrafix, existing during the time of ViaGrafix's or any ViaGrafix Subsidiary's operations and ownership of its properties or, to the knowledge of ViaGrafix, prior to such time, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Substances, that would be reasonably likely to result in any material liability or obligation of ViaGrafix or any ViaGrafix Subsidiary under or relating to any Environmental Laws except, in each case, which would not be reasonably likely to have a ViaGrafix Material Adverse Effect.

SECTION 4.20.  TRANSACTIONS WITH AFFILIATES.

         Except as disclosed in Section 4.15 or 4.20 of the ViaGrafix Disclosure Schedule there are no Contracts, agreements or arrangements between ViaGrafix (or the ViaGrafix Subsidiaries) and any officer, director or affiliate of ViaGrafix (or the ViaGrafix Subsidiaries) or beneficial owner of 10% or more of the ViaGrafix Common Stock.

SECTION 4.21.  BROKERS.

         No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by ViaGrafix or any of their respective directors, officers, employees, representatives or agents, except for the fees and expenses set forth in Section
4.21 of the ViaGrafix Disclosure Schedule.

SECTION 4.22.  CERTAIN AGREEMENTS.

         Except as set forth in Schedule 4.22 of the ViaGrafix Disclosure Schedule, neither ViaGrafix nor any ViaGrafix Subsidiary is a party to any: (i) agreement with any director, officer or other employee of ViaGrafix or any ViaGrafix Subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving ViaGrafix of the nature contemplated by this Agreement; or (ii) agreement or plan (including ViaGrafix Plans), any of the benefits of or rights under which will be increased, or the vesting or payment of the benefits of or rights under which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of ViaGrafix Common Stock or shares of ViaGrafix Common Stock granted in connection with the performance of services for ViaGrafix is or will be entitled to receive cash from ViaGrafix in lieu of or in exchange for such option or shares solely as a result of the transactions contemplated by this Agreement, other than the receipt of cash in lieu of fractional shares.

SECTION 4.23.  ABSENCE OF CERTAIN COMMERCIAL PRACTICES.

         Neither ViaGrafix nor any ViaGrafix Subsidiary, nor, to the knowledge of ViaGrafix, any director, officer, agent, employee or other person acting on behalf of ViaGrafix or any ViaGrafix Subsidiary, has: (i) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to help or hinder ViaGrafix or any ViaGrafix Subsidiary or assist ViaGrafix or any ViaGrafix Subsidiary in connection with any proposed transaction, which gift or similar benefit, if not given in the past, might have materially and adversely affected the business or prospects of ViaGrafix or any ViaGrafix Subsidiary, or which, if not continued in the future, might materially and adversely affect the business or prospects of ViaGrafix or any ViaGrafix Subsidiary; or (ii) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. Neither ViaGrafix nor any ViaGrafix Subsidiary, nor, to the knowledge of ViaGrafix, any director, officer, agent, employee or other person acting on behalf of ViaGrafix or any ViaGrafix Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures.

SECTION 4.24.  YEAR 2000 ISSUES.

         Any failure of any System, that are material to the operation of ViaGrafix or any ViaGrafix Subsidiary, to be Year 2000 Compliant will not cause a ViaGrafix Material Adverse Effect except as set forth in Section 4.24 of the ViaGrafix Disclosure Schedule.

SECTION 4.25.  BOOKS AND RECORDS.

         The books of account, minute books, stock record books and other records of ViaGrafix and the ViaGrafix Subsidiaries, all of which have been made available to ViaGrafix, are complete and correct in all material respects and have been maintained in accordance with sound business practices in all material respects.

SECTION 4.26.  OPINION OF FINANCIAL ADVISOR.

         ViaGrafix has received the opinion of Point West Securities, LLC, dated the date hereof, to the effect that, as of such date, the Conversion Ratio is fair to ViaGrafix's stockholders from a financial point of view.

SECTION 4.27.  TAKEOVER STATUTES.

         No Takeover Statute, applicable to ViaGrafix or any ViaGrafix Subsidiary, is applicable to the Merger or the other transactions contemplated hereby.

                                    ARTICLE V
                        COVENANTS RELATING TO CONDUCT OF
                           BUSINESS PENDING THE MERGER

         During the period from the date of this Agreement and continuing until the Effective Time, each of ViaGrafix and 7th Level agrees as to itself and the ViaGrafix Subsidiaries and the 7th Level Subsidiaries, respectively (collectively, "Subsidiaries"), that except as expressly contemplated or permitted by this Agreement, as disclosed in Section 5.01 of the ViaGrafix Disclosure Schedule or the 7th Level Disclosure Schedule, as applicable, or to the extent that the other party shall otherwise consent in writing:

SECTION 5.01.  ORDINARY COURSE.

         Except as otherwise provided for in this Section 5.01, its business and the businesses of its Subsidiaries shall be conducted only in the ordinary course of business and in a manner consistent with past practice. Except as otherwise provided for herein, it shall use commercially reasonable efforts to preserve substantially intact the business organization of itself and its Subsidiaries, to keep available the services of its present officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it has a significant business relationship.

SECTION 5.02.  GOVERNING DOCUMENTS.

         It shall not amend or propose to amend its certificate of incorporation or by-laws or equivalent organizational documents except as contemplated in this Agreement.

SECTION 5.03.  ISSUANCE OF SECURITIES.

         It shall not, nor shall it permit any of its Subsidiaries to, issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership interest, provided that: (i)

7th Level shall be permitted to issue the shares of 7th Level Common Stock to be issued to ViaGrafix Stockholders hereunder; (ii) each party shall be permitted to issue shares of its common stock pursuant to the exercise of stock options, warrants and other convertible securities outstanding as of the date hereof and listed on the ViaGrafix Disclosure Schedule or the 7th Level Disclosure Schedule, as the case may be; and (iii) each Subsidiary that is wholly-owned shall be permitted to issue to its parent, shares of its capital stock of any class or any securities convertible in, or any rights, warrants or options to acquire, any such share or convertible securities or other ownership interest.

SECTION 5.04.  DIVIDENDS; CHANGES IN STOCK.

         It shall not, nor shall it permit any of its Subsidiaries to, nor shall it propose to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or (ii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; provided, however, that each wholly-owned Subsidiary may declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to its capital stock, to its parent.

SECTION 5.05.  NO DISPOSITIONS.

         Other than dispositions in the ordinary course of business consistent with past practice which would not cause a 7th Level Material Adverse Effect or a ViaGrafix Material Adverse Effect (as applicable), individually or in the aggregate, to it and its Subsidiaries, taken as a whole, it shall not, nor shall it permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of its assets.

SECTION 5.06. CHANGE IN CONDITION.

         It shall confer on a regular and frequent basis with the other corporate party hereto, report on operational matters and promptly advise the other in writing of any change in the condition (financial or otherwise), operations or properties, businesses or business prospects of such party or any of the Subsidiaries which is material to such party and/or its subsidiaries, taken as a whole.

SECTION 5.07.  NO ACTION.

         It shall not, and shall not permit any of its Subsidiaries to, take or agree or commit to take any action, (i) that is reasonably likely to make any of its representations or warranties hereunder inaccurate; or (ii) that is prohibited pursuant to the provisions of this Article V.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01. PREPARATION OF REGISTRATION STATEMENT ON FORM S-4 INCLUDING JOINT PROXY STATEMENT.

         7th Level agrees that as promptly as practicable following the date of this Agreement it shall prepare and file a registration statement on Form S-4 (the "Registration Statement") including a joint proxy statement/prospectus (the "Proxy Statement") with the SEC. Each party shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date following such filing. In connection with the foregoing, ViaGrafix shall furnish to 7th Level (and be responsible for) all information related to it as is required to be included in the Registration Statement. If at any time prior to the Effective Time any event with respect to ViaGrafix or any of the ViaGrafix Subsidiaries or with respect to other information supplied by ViaGrafix for inclusion in the Registration Statement shall occur which is required to be described in an amendment of, or a supplement to, the Registration Statement, ViaGrafix shall provide written notice thereof to 7th Level and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated. If, at any time prior to the Effective Time any event with respect to 7th Level or any of the 7th Level Subsidiaries or with respect to other information supplied by 7th Level for inclusion in the Registration Statement shall occur, which is required to be described in an amendment of, or a supplement to, the Registration Statement, 7th Level shall provide written notice thereof to ViaGrafix, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated.

SECTION 6.02.  7TH LEVEL STOCKHOLDERS MEETING.

         As soon as practicable following the effectiveness of the Registration Statement, 7th Level shall promptly take all action necessary in accordance with the DGCL and its certificate of incorporation and by-laws to convene a meeting of its stockholders for the purpose of approving the Merger. Except as would constitute a breach of the fiduciary duties of the 7th Level board of directors to the 7th Level stockholders under applicable law, 7th Level shall, through the 7th Level board of directors, recommend to the 7th Level stockholders approval of such matters.

SECTION 6.03.  VIAGRAFIX STOCKHOLDERS MEETING.

         As soon as practicable following the effectiveness of the Registration Statement, ViaGrafix shall promptly take all action necessary in accordance with the OGCA and its certificate of incorporation and by-laws to convene a meeting of its stockholders for the purpose of approving the Merger. Subject to Section 6.06, ViaGrafix will, through the board of directors of ViaGrafix, recommend to the ViaGrafix stockholders approval of the transactions contemplated hereby.

SECTION 6.04.  VOTING AGREEMENTS.

         On the date hereof, (x) 7th Level and certain stockholders of ViaGrafix shall enter into a voting agreement in the form attached hereto as EXHIBIT D (the "Voting Agreement"), pursuant to which such stockholders, each listed as signatories to the Voting Agreement, shall agree to vote in favor of the Merger and the transactions contemplated in this Agreement and (y) ViaGrafix and certain stockholders of 7th Level shall enter into a voting agreement in the form attached hereto as EXHIBIT E (the "7th Level Voting Agreement"), pursuant to which such stockholders, each listed on Section 6.04 to the 7th Level Disclosure Schedule, shall agree to vote in favor of the Merger and the transactions contemplated by this Agreement.

SECTION 6.05.  ACCESS TO INFORMATION.

         From the date hereof until the Effective Time or the earlier termination of this Agreement, and subject to the terms of the Confidentiality Agreement dated May 19, 1999 (the "Confidentiality Agreement") by and between 7th Level and ViaGrafix, each party shall give the other party and its respective counsel, accountants, representatives and agents full access, upon reasonable notice and during normal business hours, to such party's facilities and the financial, legal, accounting and other representatives of such party with knowledge of the business and the assets of such party and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries that the other party and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 6.05 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Merger; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made.

SECTION 6.06.  NO SHOP; ACQUISITION PROPOSALS.

         ViaGrafix shall not, nor shall it permit any of the ViaGrafix Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of the ViaGrafix Subsidiaries to, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined), or negotiate with respect to, agree to or endorse any Takeover Proposal; provided however, that (1) nothing herein shall prohibit ViaGrafix's board of directors from taking and disclosing to its stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act; and (2) if (a) an unsolicited bona fide written Takeover Proposal shall be received by ViaGrafix's board of directors, (b) ViaGrafix's board of directors (with the exception of Stephen
Gott) determines in good faith, after consultation with a nationally recognized investment banking firm, that such Takeover Proposal would, if consummated, result in a transaction substantially more favorable to ViaGrafix's stockholders from a financial point of view than the transaction contemplated by this Agreement and that the proposed purchaser has sufficient means of financing such transaction in order to make a closing likely to occur (any such more favorable Takeover Proposal being referred to herein as a "Superior Proposal"), and (c) ViaGrafix's board of directors (with the exception of Stephen Gott) by resolution determines in good faith, upon the advice of outside counsel, that a failure to recommend the Superior Proposal is reasonably likely to constitute a breach of fiduciary duties under applicable law, then ViaGrafix and its representatives, may (consistent with the provisions hereof) furnish in connection therewith information, enter into discussions and negotiations, recommend such Superior Proposal to ViaGrafix's stockholders and take such other actions as are consistent with the fiduciary obligations of ViaGrafix's board of directors and such actions shall not be considered a breach of this Section or any other provisions of this Agreement. ViaGrafix shall promptly advise 7th Level orally and in writing of any such inquiries or proposals and shall promptly advise 7th Level of any developments or changes regarding such inquiries or proposals. As used in this Agreement, "Takeover Proposal" shall mean any proposal for a tender or exchange offer, merger, consolidation, sale of all or substantially all of such party's assets, sale of in excess of fifteen percent of the shares of capital stock or other business combination involving such party or any of the ViaGrafix subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest (including any interest exceeding fifteen percent of the equity outstanding) in, or all or substantially all of the assets of, such party other than the transactions contemplated by this Agreement. ViaGrafix shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than 7th Level and Merger Corporation) conducted heretofore with respect to any Takeover Proposal. ViaGrafix agrees not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which ViaGrafix is a party.

SECTION 6.07.  LEGAL CONDITIONS TO MERGER; REASONABLE EFFORTS.

         Each of ViaGrafix, 7th Level and Merger Corporation will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Specifically, each of ViaGrafix, 7th Level and Merger Corporation will as promptly as practicable file with the United States Federal Trade Commission (the

"FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required by the Merger, and any supplemental information requested in connection therewith pursuant to the HSR Act, and make any similar filing within, to the extent reasonably practicable, a similar time frame with any other Governmental Authority for which such filing is required. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act or other applicable antitrust regulation. Each of ViaGrafix and 7th Level shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or other applicable antitrust regulation. ViaGrafix and 7th Level shall request early termination of the waiting period under the HSR Act and any other applicable antitrust regulation; shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings or in information requests by any other Governmental Authority; and shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from the FTC, the DOJ or any other Governmental Authority and shall comply promptly with any inquiry or request. Each of ViaGrafix, 7th Level and Merger Corporation will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any other consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party, required to be obtained or made by ViaGrafix, 7th Level or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

SECTION 6.08.  CERTAIN FILINGS.

         Each party shall cooperate with the other in (a) connection with the preparation of the Registration Statement, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Merger.

SECTION 6.09.  PUBLIC ANNOUNCEMENTS AND FILINGS.

         Each party shall give the other an opportunity to comment on, and, unless disclosure is required by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 6.10.  TAX TREATMENT.

         7th Level and ViaGrafix shall each report the Merger as a tax-free reorganization and shall not take, and shall use commercially reasonable efforts to prevent any of their respective Subsidiaries or affiliates from taking, any actions that could prevent the Merger from qualifying, as a tax free reorganization under the provisions of Section 368(a) of the Code.

SECTION 6.11.  VIAGRAFIX'S ARTICLES OF INCORPORATION AND BY-LAWS.

         For a period of six (6) years after the Closing, 7th Level agrees that it shall not permit any amendment to the articles of incorporation or by-laws of ViaGrafix which would in any way limit the indemnification provisions for the ViaGrafix officers and directors as in effect on the Closing; provided that nothing contained in this Section 6.11 shall prohibit 7th Level from merging ViaGrafix with and into 7th Level of any 7th Level Subsidiary, provided that such plan and agreement of merger provides that the successor shall assume such indemnification obligations.

SECTION 6.12.  TAX RETURNS.

         ViaGrafix shall prepare and file on a timely basis all Tax Returns which are due to be filed (giving effect to any extension of time) on or prior to the Closing Date. 7th Level shall be responsible for the preparation and filing of all Tax Returns which are due to be filed (giving effect to any extension of time) after the Closing Date, but ViaGrafix shall use its best efforts to conduct its affairs such that any Tax Returns due after the Closing Date can be filed on a timely basis.

SECTION 6.13.  EMPLOYMENT AGREEMENTS.

         7th Level shall enter into mutually satisfactory employment agreements with Michael A. Webster and Robert E. Webster at the Closing (the "Employment Agreements").

SECTION 6.14.  OPTIONS.

         At the Closing, 7th Level shall grant employee stock options to the persons, and in the amount specified, on Schedule 6.14 (the "Stock Options").

SECTION 6.15.  SURVIVING CORPORATION.

         7th Level agrees that for so long as the lawsuit referenced in Section
4.12 of the ViaGrafix Disclosure Schedule has not been settled, finally dismissed or otherwise finally resolved, 7th Level shall cause the Surviving Corporation to (a) maintain and not amend the indemnification provisions contained in Article VII of the ViaGrafix certificate of incorporation, and (b) maintain and not amend or repeal the resolutions of (x) the independent members of the Board of

Directors of ViaGrafix and (y) the Board of Directors of ViaGrafix adopted at the meeting on May 20, 1999 regarding certain indemnification pursuant to such
Article VII.

SECTION 6.16.  EMPLOYEE BENEFITS.

         7th Level intends to implement benefit plans for ViaGrafix which are as favorable to the ViaGrafix employees as those that are enjoyed on the date hereof.


                                   ARTICLE VII
                            CONDITIONS OF THE MERGER

SECTION 7.01.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

         The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

         (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated herein shall have been approved and adopted by the requisite vote of the ViaGrafix stockholders. This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the 7th Level stockholders and by the requisite vote of the 7th Level Preferred Stock voting together as a single class.

         (b) NO INJUNCTIONS OR RESTRAINTS. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

         (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective, and no stop order suspending such effectiveness shall have been issued and remain in effect.

         (d) HSR. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated.

SECTION 7.02.  ADDITIONAL CONDITIONS OF OBLIGATIONS OF 7TH LEVEL.

         The obligations of 7th Level and Merger Corporation to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by 7th Level:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ViaGrafix set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b) PERFORMANCE OF OBLIGATIONS OF VIAGRAFIX. ViaGrafix shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) NO MATERIAL ADVERSE CHANGE TO VIAGRAFIX. From the date hereof through and including the Effective Time, no event shall have occurred which would have a ViaGrafix Material Adverse Effect.

         (d) COMPLIANCE CERTIFICATE. ViaGrafix shall have delivered to 7th Level a certificate, dated the Closing Date, signed on behalf of ViaGrafix by the Chairman, President or any Vice-President of ViaGrafix, certifying as to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this
Section 7.02 including appropriate certification of ViaGrafix's certificate of incorporation, by-laws and corporate resolutions related to the transactions contemplated herein.

         (e) THIRD PARTY CONSENTS. ViaGrafix shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by ViaGrafix of this Agreement and the consummation of the transactions contemplated hereby.

         (f) OPINION OF VIAGRAFIX COUNSEL. 7th Level shall have been furnished with an opinion of counsel to ViaGrafix, dated the Closing Date, mutually acceptable to the parties.

         (g) EMPLOYMENT AGREEMENTS. 7th Level shall have entered into the Employment Agreements on terms satisfactory to it.

         (h) NON-COMPETITION AGREEMENTS. 7th Level shall have entered into non-competition agreements on terms satisfactory to it with Michael A. Webster and Robert E. Webster.

SECTION 7.03.  ADDITIONAL CONDITIONS OF OBLIGATIONS OF VIAGRAFIX.

         The obligation of ViaGrafix to effect the Merger and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by ViaGrafix:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of 7th Level and Merger Corporation set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b) PERFORMANCE OF OBLIGATIONS OF 7TH LEVEL AND MERGER CORPORATION. 7th Level and Merger Corporation shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

         (c) NO MATERIAL ADVERSE CHANGE TO 7TH LEVEL OR MERGER CORPORATION. From the date hereof through and including the Effective Time, no event shall have occurred which would have a 7th Level Material Adverse Effect.

         (d) COMPLIANCE CERTIFICATES. 7th Level shall have delivered to ViaGrafix a certificate, dated the Closing Date, signed on behalf of 7th Level by the Chairman, President or any Vice-President of 7th Level, certifying as to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 7.03 including appropriate certification of 7th Level's certificate of incorporation, by-laws and corporate resolutions related to the transactions contemplated herein. Merger Corporation shall have delivered to ViaGrafix a certificate, dated the Closing Date, signed on behalf of Merger Corporation by the Chairman, President or any Vice-President of Merger Corporation, certifying as to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 7.03 including appropriate certification of Merger Corporation's certificate of incorporation, by-laws and corporate resolutions related to the transactions contemplated herein.

         (e) THIRD PARTY CONSENTS. 7th Level shall have obtained all consents and approvals required to be obtained prior to or at the Closing Date from third parties or governmental and regulatory authorities in connection with the execution, delivery, and performance by 7th Level of this Agreement and the consummation of the transactions contemplated hereby.

         (f) OPINION OF 7TH LEVEL COUNSEL. ViaGrafix shall have been furnished with an opinion of counsel to 7th Level, dated the Closing Date, mutually acceptable to the parties.

         (g) LISTING. The shares of 7th Level Common Stock to be issued to ViaGrafix stockholders in the Merger shall be listed on Nasdaq and subject to no restrictions on transfer other than Rule 145 promulgated by the SEC.

         (h) STOCK OPTIONS. 7th Level shall have granted the Stock Options.

         (i) EMPLOYMENT AGREEMENTS. Michael A. Webster and Robert E. Webster shall have entered into the Employment Agreements on terms satisfactory to them.

                                  ARTICLE VIII
                                   TERMINATION

SECTION 8.01.  TERMINATION.

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the 7th Level stockholders or the ViaGrafix stockholders of the matters presented in the Proxy Statement, by 7th Level or ViaGrafix as set forth below:

         (a) by mutual consent of the boards of directors of 7th Level and ViaGrafix; or

         (b) by 7th Level upon written notice to ViaGrafix, if: (A) any condition to the obligation of 7th Level to close contained in Article VII hereof has not been satisfied by December 31, 1999 (the "End Date") (unless such failure is the result of 7th Level's breach of any of its representations, warranties, covenants or agreements contained herein); (B) the 7th Level stockholders do not approve the Merger; (C) the board of directors of ViaGrafix fails to make or withdraws or modifies or changes the recommendation referred to in Section 6.03 or, (D) the board of directors of ViaGrafix recommends to the ViaGrafix stockholders, or takes no position with respect to, a Takeover Proposal; or

         (c) by ViaGrafix upon written notice to 7th Level, if: (A) any condition to the obligation of ViaGrafix to close contained in Article VII hereof has not been satisfied by the End Date (unless such failure is the result of ViaGrafix's breach of any of its representations, warranties, covenants or agreements contained herein); (B) the ViaGrafix stockholders do not approve the Merger or, (C) the board of directors of 7th Level fails to make or withdraws or modifies or changes the recommendation referred to in Section 6.02; or

         (d) by 7th Level if the 7th Level board of directors determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the 7th Level board of directors to the 7th Level stockholders under applicable law; or

         (e) by ViaGrafix if the ViaGrafix board of directors determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the ViaGrafix board of directors to the ViaGrafix stockholders under applicable law.

SECTION 8.02.  FEES AND EXPENSES.

         (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of 7th Level and ViaGrafix shall pay, with its own funds and not with funds provided by the other party, any and all property or transfer taxes imposed on such party except that expenses incurred in connection with printing and mailing the Proxy Statement shall be shared equally by 7th Level and ViaGrafix.

         (b) So long as 7th Level shall not have breached its obligations hereunder, if this Agreement is terminated pursuant to Section 8.01(b)(D), then, within two business days after such occurrence, ViaGrafix shall pay 7th Level a fee of $5,000,000 which amount shall be payable by wire transfer of same day funds as liquidated damages.

         (c) So long as the other party shall not have breached its obligations hereunder, if this Agreement is terminated pursuant to Section 8.01(b)(C) or 8.01(c)(C), then, within two business days after such occurrence, ViaGrafix or 7th Level, as the case may be, shall pay the other a fee of $5,000,000 which amount shall be payable by wire transfer of same day funds as liquidated damages.

         (d) So long as the other party shall not have breached its obligations hereunder, if this Agreement is terminated pursuant to Section 8.01(b)(B) or 8.01(c)(B), then, within two business days after such occurrence, 7th Level or ViaGrafix, as the case may be, shall pay the other party's actual expenses incurred in connection with this Agreement and the transactions hereunder, provided, however, that such expense reimbursement shall not exceed $1,000,000 as liquidated damages.

         (e) The parties agree that, the ability to determine the amount of actual damages in connection with a termination of this Agreement under Sections 8.02(b), (c) and (d) will be difficult if not impossible to ascertain and that, accordingly, the amount of liquidated damages provided for in Sections 8.02(b),
(c) and (d) are reasonable under the circumstances.

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

SECTION 9.01.  SURVIVAL; KNOWLEDGE.

         The representations and warranties of the parties set forth in this Agreement shall survive until the Closing Date. Following the expiration of the periods set forth above with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation or warranty. Except as set forth herein, all of the covenants, agreements and obligations of the parties hereto shall survive the Closing indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law). Anything herein to the contrary notwithstanding, any claim for indemnification that is asserted by written notice which notice specifies in reasonable detail the facts upon which such claim is made as provided in this Article IX within the survival period shall survive until resolved pursuant to a final non-appealable judicial determination or otherwise in accordance with this Agreement.

SECTION 9.02.  INDEMNIFICATION.

         (a)      AGREEMENT TO INDEMNIFY.

                           (i) Subject to the terms of this Article IX, prior to
the Closing, ViaGrafix hereby covenants and agrees to indemnify 7th Level, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorneys' fees (collectively, "Losses") incurred by any of them resulting from or arising out of any breach of any of the representations or warranties made by ViaGrafix in this Agreement or the failure of ViaGrafix to perform any of the agreements or covenants contained herein.

                           (ii) Subject to the terms of this Article IX, prior
to the Closing, 7th Level hereby covenants and agrees to indemnify ViaGrafix, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any Losses incurred by any of them resulting from or arising out of any breach of any of the representations or warranties made by 7th Level in this Agreement or the failure of 7th Level to perform any of the agreements or covenants contained herein.

         (b)      INDEMNIFICATION PROCEDURE.

                           (i) A party entitled to indemnification pursuant to
this Article IX (an "Indemnified Party") shall provide written notice to each party obligated to provide indemnification pursuant to this Article IX (an "Indemnifying Party") of any claim of such Indemnified Party for indemnification under this Agreement within ten (10) days after the date on which such Indemnified Party has actual knowledge of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the Indemnifying Parties shall be given reasonable access to any documents or properties within the control of the Indemnified Parties as may be useful or necessary in the investigation of the basis for such claim. The failure to timely notify the Indemnifying Parties shall not constitute a waiver of such claim unless the failure to so notify materially prejudices the Indemnifying Party's ability to defend such claim.

                           (ii) In the event any Indemnified Party seeks
indemnification hereunder based upon a claim asserted by a third party, the Indemnifying Parties shall have the right (without prejudice to the right of any Indemnified Party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so no later than twenty (20) days following notice thereof by an Indemnified Party or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that, if the Indemnified Party shall have obtained an opinion of counsel that separate counsel is required because a conflict of interest would otherwise exist, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party. If the Indemnifying Party does not so choose to defend or prosecute any such claim asserted by a third party for which any Indemnified Party would be entitled to indemnification hereunder, then the Indemnified Party shall be entitled to recover from the Indemnifying Party on a monthly basis all of the reasonable attorney's fees and other reasonable costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an Indemnifying Party pursuant to this paragraph, the Indemnified Party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably delayed or withheld), other than a settlement involving solely the payment of money damages by the Indemnifying Party and resulting in the complete release of the Indemnified Party.

                           (iii) The Indemnifying Party and the Indemnified
Party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request pursuant to this Article IX, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to undue risk of loss.

         (c) EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION PROVISION; RELATIONSHIP BETWEEN THE PARTIES. It is the explicit intent and understanding of each of the parties hereto that neither party nor any of its representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement and neither party is relying on any statement, representation or warranty, oral or written, express or implied, made by the other party or such other party's representatives or agents, except for the representations and warranties set forth in this Agreement. The indemnity provided for in Section
9.02 of this Agreement, together with the provisions of Sections 8.02 and 8.03 shall be the sole and exclusive remedy of the parties after the Closing for any inaccuracy of any representation or warranty of the respective party or any failure or breach of any covenant, obligation, condition or agreement to be performed or fulfilled by the respective party in this Agreement. The representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.  NOTICES.

         All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

         if to 7th Level or Merger Corporation, to:

                           7th Level, Inc.
                           925 Westchester Avenue
                           White Plains, New York 10604
                           Attention: Chief Executive Officer
                           Fax: 914-682-4440

                           with a copy to:

                           The Schupak Group
                           730 Fifth Avenue, Suite 1901
                           New York, New York 10019
                           Attention: Donald Schupak
                           Fax: 212-262-1031

                           with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Gerald Adler, Esq.
                           Fax: 212-758-9526
         if to ViaGrafix, to:

                           ViaGrafix Corporation
                           One American Way
                           Pryor, Oklahoma 74361
                           Attention: President
                           Fax:  918-825-6744

                           with a copy to:

                           Johnson Allen Jones & Dornblaser
                           900 Petroleum Club Building
                           601 South Boulder
                           Tulsa, Oklahoma  74119
                           Attention:  John B. Johnson, Jr., Esq.
                           Fax: 918-584-6645

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 10.02.  AMENDMENT; WAIVER.

         This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 10.03.  SUCCESSORS AND ASSIGNS.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 10.04.  GOVERNING LAW.

         This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to principles of conflict of laws.

SECTION 10.05.  COUNTERPARTS; EFFECTIVENESS.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.06. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP.

         Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein), the Voting Agreement, the 7th Level Voting Agreement and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

SECTION 10.07.  HEADINGS.

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 10.08.  SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be duly executed as of the day and year first above written.


                          7TH LEVEL, INC.


                          By: /s/ Stephen P. Gott
                             --------------------------------------
                                  Name: Stephen P. Gott
                                  Title:   President and Chief Financial Officer


                          VIAGRAFIX CORPORATION



                          By: /s/ Michael A. Webster
                             --------------------------------------
                                  Name: Michael A. Webster
                                  Title:   President and Chief Executive Officer


                             7TH LEVEL MERGER CORPORATION


                          By: /s/ Stephen P. Gott
                             --------------------------------------
                                  Name: Stephen P. Gott
                                  Title:   President and Chief Executive Officer